Exhibit 10.1

EXECUTION VERSION

INVESTMENT AGREEMENT

by and between

KEYCORP

and

THE BANK OF NOVA SCOTIA

Dated as of August 12, 2024

i

INDEX OF DEFINED TERMS

5% Beneficial Ownership Requirement	61
5% Fall-Award Date	61
10% Beneficial Ownership Requirement	62
10% Fall-Away Date	62
Acquisition Proposal	62
Acquisition Transaction	62
ACT	48
affiliate	63
Agreement	1
Anti-Corruption Laws	17
Bank Act	63
beneficial ownership	63
beneficially own	63
beneficially owned	63
beneficially owning	63
BHC Act	7
Blue Sky	11
Board of Directors	10
Business Combination	63
Business Day	63
Change of Control	63
Chosen Courts	59
Closing	2
Closing Date	2
Closing Dates	2
Closings	2
Common Stock	1
Company	1
Company Articles	10
Company Bank	2
Company Benefit Plans	64
Company Disclosure Letter	7
Company Equity Awards	8
Company ESPP	64
Company Opportunity	49
Company Options	8
Company Preferred Stock	8
Company PSU Awards	8
Company Regulations	10
Company Regulatory Agreement	19
Company Reports	12
Company RSU Awards	8
Company Stock Plans	64
Confidential Information	30

Confidential Supervisory Information	60
Continuing Directors	64
Contract	10
control	63
controlled by	63
Data Breach	18
Enforceability Exceptions	10
ERISA	64
ERISA Affiliate	64
Exchange Act	11
Excluded Issuance	64
Federal Reserve	11
First Closing	1
First Closing Date	1
First Closing Shares	5
First Closing Termination Date	52
First Share Issuance	1
Fraud	64
GAAP	65
Governmental Entity	2
Gross-up Right	40
Hedge	65
Hedging	65
HSR Act	3
HSR Clearance	3
Initial Purchaser Director Nominees	43
Institutional Accredited Investor	65
Knowledge	65
Law	2
Liens	9
Lock-Up End Date	34
Market Deal	38
Material Adverse Effect	65
Materially Burdensome Condition	27
Multiemployer Plan	64
Multiple Employer Plan	16
Non-Party Affiliates	50
Notification Trigger	38
NYSE	3
OFAC	18
Offered Shares	39
OGCL	66
Order	2
Own	66
Owned	66
Ownership	66

Pandemic	66
Pandemic Measures	66
Participation Portion	40
Per Share Issue Price	5
Permitted Purpose	30
Person	66
Personal Data	17
Piggyback Underwritten Offering	7
Post-Business Combination Ownership Interest	42
Pre-Business Combination Ownership Interest	42
Pre-Closing Period	32
Proposed Securities	40
Purchaser	1
Purchaser Director	66
Purchaser Nominee	66
Registrable Securities	13
Registration Statement	1
Registration Statement Losses	9
Regulatory Hardship Transfer	38
Related Party Transaction	20
Reorganization	66
Representatives	30
Requisite Regulatory Approvals	67
ROFO Election Notice	39
ROFO Offer Notice	39
ROFO Offer Price	39
Sanctions	18
SEC	7
Second Closing	2
Second Closing Approvals	67
Second Closing Approvals Condition	3
Second Closing Date	2
Second Closing Shares	6
Second Closing Termination Date	53
Second Share Issuance	1
Second Share Issuance Provisions	67
Securities Act	12
Selling Expenses	7
Share Issuances	1
Shares	6
Shelf Registration	1
Shelf Registration Statement	1
Shelf Takedown	1
SRO	11
Subsidiary	67
Takeover Statute	21

v

Tax	67
Tax Return	67
Taxes	67
Third-Party Designee	42
Transfer	68
U.S.	58
under common control with	63
Underwritten Offering	A-13
Underwritten Offering Filing	A-13
Underwritten Shelf Takedown	A-1
Underwritten Shelf Takedown Notice	A-1

INVESTMENT AGREEMENT, dated as of August 12, 2024 (this “Agreement”), by and between KeyCorp, an Ohio corporation (the “Company”), and The Bank of Nova Scotia, a bank organized under the laws of Canada (“Purchaser”).

RECITALS

WHEREAS, the Company desires to sell and issue to Purchaser, and Purchaser desires to purchase from the Company, shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the representations, warranties, obligations, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

PURCHASE; CLOSINGS

Section 1.1 Purchase. On the terms and subject to the conditions set forth herein, (a) at the First Closing, Purchaser shall purchase from the Company, and the Company shall sell and issue to Purchaser, the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock set forth in Section 1.2(c)(i)(1), free and clear of all Liens (other than transfer restrictions imposed under this Agreement or applicable securities Laws) (the “First Share Issuance”); and (b) at the Second Closing, Purchaser shall purchase from the Company, and the Company shall sell and issue to Purchaser, the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock set forth in Section 1.2(d)(i)(1), free and clear of all Liens (other than transfer restrictions imposed under this Agreement or applicable securities Laws) (the “Second Share Issuance” and, collectively with the First Share Issuance, the “Share Issuances”).

Section 1.2 Closings.

(a) Time and Date of the Closings.

(i) On the terms and subject to the conditions set forth herein, the closing of the First Share Issuance (the “First Closing”) shall take place (A) remotely by the electronic exchange of documents at 10:00 a.m., New York City time, on the second Business Day after the satisfaction (or, to the extent permitted by Law, written waiver by the party entitled to the benefit thereof) of the conditions set forth in Section 1.2(b) (other than those conditions that (1) by their nature are to be satisfied at the First Closing, but subject to satisfaction (or, to the extent permitted by Law, written waiver by the party entitled to the benefit thereof) of those conditions, or (2) expressly apply in the case of the Second Closing only) or (B) on such other date or at such other time or place as the parties hereto may agree to in writing after all such conditions have been satisfied or waived (other than those conditions that (1) by their nature are to be satisfied at the First Closing, but subject to satisfaction (or, to the extent permitted by Law, written waiver by the party entitled to the benefit thereof) of those conditions, or (2) expressly apply in the case of the Second Closing only). The date on which the First Closing occurs is referred to herein as the “First Closing Date”.

(ii) On the terms and subject to the conditions set forth herein, the closing of the Second Share Issuance (the “Second Closing”) shall take place (A) remotely by the electronic exchange of documents at 10:00 a.m., New York City time, on the third Business Day after the satisfaction (or, to the extent permitted by Law, written waiver by the party entitled to the benefit thereof) of the conditions set forth in Section 1.2(b) (other than those conditions that (1) by their nature are to be satisfied at the Second Closing, but subject to satisfaction (or, to the extent permitted by Law, written waiver by the party entitled to the benefit thereof) of those conditions, or (2) expressly apply in the case of the First Closing only), or (B) on such other date or at such other time or place as the parties hereto may agree to in writing after all such conditions have been satisfied or waived (other than those conditions that (1) by their nature are to be satisfied at the Second Closing, but subject to satisfaction (or, to the extent permitted by Law, written waiver by the party entitled to the benefit thereof) of those conditions, or (2) expressly apply in the case of the First Closing only). The date on which the Second Closing occurs is referred to herein as the “Second Closing Date”. Each of the First Closing Date and the Second Closing Date is referred to herein as a “Closing Date”, and they are referred to herein collectively as the “Closing Dates”. Each of the First Closing and the Second Closing is referred to herein as a “Closing”, and they are referred to herein collectively as the “Closings”.

(b) Conditions to the Closings.

(i) The obligation of Purchaser, on the one hand, and the Company, on the other hand, to effect each of the Closings is subject to the satisfaction or, to the extent permitted by Law, written waiver by Purchaser and the Company at or prior to the applicable Closing of the following conditions:

(1) no injunction, order, judgment, writ, directive, enforcement action, decree, or regulatory restriction of any Governmental Entity (each, an “Order”) or other legal restraint or prohibition preventing the consummation of the First Share Issuance, the Second Share Issuance or any of the other transactions contemplated by this Agreement or prohibiting, restraining or enjoining Purchaser or its affiliates from owning any Common Stock shall be in effect (and none of Purchaser, the Company or KeyBank National Association, a national banking association and a wholly owned Subsidiary of the Company (“Company Bank”), shall have received any formal written communication from any Governmental Entity asserting any of the foregoing that shall not have been withdrawn). No applicable law, statute, code, ordinance, rule, regulation, requirement, policy or guideline of any Governmental Entity or stock exchange or Order (each, a “Law”) shall have been enacted, entered, promulgated or enforced (which remains in effect) by any court, administrative agency or commission or other governmental authority or instrumentality or SRO of competent jurisdiction (each, a “Governmental Entity”) that prohibits or makes illegal consummation of the First Share Issuance, the Second Share Issuance or any of the other transactions contemplated by this Agreement or that prohibits, restrains or enjoins Purchaser or its affiliates from owning any Common Stock;

(2) in the case of the First Closing only, the applicable waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) shall have expired or early termination thereof shall have been granted (the “HSR Clearance”), without the imposition of a Materially Burdensome Condition;

(3) the Shares shall have been approved for listing on the New York Stock Exchange (the “NYSE”), subject only to official notice of issuance;

(4) in the case of the Second Closing only, the Second Closing Approvals shall have been obtained or made and shall be in full force and effect and all waiting periods under the Second Closing Approvals shall have expired or been terminated, in each case, without the imposition of a Materially Burdensome Condition (this condition, the “Second Closing Approvals Condition”); and

(5) in the case of the Second Closing only, the First Closing shall have occurred.

(ii) The obligation of Purchaser to effect each of the Closings is also subject to the satisfaction or, to the extent permitted by Law, written waiver by Purchaser at or prior to the applicable Closing of each of the following additional conditions:

(1) (A) the representations and warranties of the Company set forth in Section 2.1(b)(i) (Capitalization—Company), Section 2.1(c)(iii) (Authority; No Violation—Shares), Section 2.1(g) (Broker’s Fees), Section 2.1(h)(i) (Absence of Certain Changes or Events—MAE) and Section 2.1(t) (Foreign Investment) shall be true and correct (other than, in the case of Section 2.1(b)(i) (Capitalization—Company), such failures to be true and correct as are de minimis) in all respects as of the date hereof and as of the applicable Closing Date as though made at and as of such date (except to the extent such representations and warranties are expressly made as of another date, in which case as of such date); (B) the representations and warranties of the Company set forth in Section 2.1(a) (Corporate Organization), Section 2.1(b)(ii) (Capitalization—Subsidiaries), Section 2.1(c)(i) (Authority; No Violation—Transactions), Section 2.1(q) (Offering of Securities), Section 2.1(r) (Listing and Maintenance Requirements) and Section 2.1(u) (No Rights Agreement; Anti-Takeover Provisions) (in each case, read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations and warranties) shall be true and correct in all material respects as of the date hereof and as of the applicable Closing Date as though made at and as of such date (except to the extent such representations and warranties are expressly made as of another date, in which case as of such date); and (C) all other representations and warranties of the Company set forth in Section 2.1 (in each case, read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations and warranties) shall be true and correct in all respects as of the date hereof and as of the applicable Closing Date as though made at and as of such date (except to the extent such representations and warranties are expressly made as of another date, in which case as of such date); provided that, for purposes of this subclause (C), such representations and warranties shall be deemed to be true and correct unless the failure(s) of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations and warranties, has had or would reasonably be expected to have a Material Adverse Effect;

(2) the Company shall have performed and complied with, in all material respects, each of the obligations, covenants and agreements required to be performed or complied with by it at or prior to the applicable Closing hereunder;

(3) Purchaser shall have received a certificate, dated as of the First Closing Date, in the case of the First Closing, and as of the Second Closing Date, in the case of the Second Closing, signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company, certifying to the effect that the conditions set forth in Section 1.2(b)(ii)(1) (Company Representations and Warranties) and Section 1.2(b)(ii)(2) (Company Covenants) have been satisfied;

(4) the Company shall have delivered to Purchaser the items described in (A) Section 1.2(c)(i), in the case of the First Closing, or (B) Section 1.2(d)(i), in the case of the Second Closing; and

(5) in the case of the Second Closing only, and only to the extent that the Initial Purchaser Director Nominees have been designated at least 20 Business Days prior to the Second Closing Date, the Board of Directors shall have taken all actions necessary and appropriate to cause the Initial Purchaser Director Nominees to become directors on the Board of Directors, effective immediately upon the Second Closing.

(iii) The obligation of the Company to effect each of the Closings is also subject to the satisfaction or, to the extent permitted by Law, written waiver by the Company at or prior to the applicable Closing of each of the following additional conditions:

(1) (A) the representations and warranties of Purchaser set forth in the first and third sentences of Section 2.2(a) (Corporate Organization) and Section 2.2(b)(i) (Authority; No Violation—Transactions) (in each case, read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations and warranties) shall be true and correct in all material respects as of the date hereof and as of the applicable Closing Date as though made at and as of such date (except to the extent such representations and warranties are expressly made as of another date, in which case as of such date); and (B) all other representations and warranties of Purchaser set forth in Section 2.2 (in each case, read without giving effect to any qualification as to materiality set forth in such representations and warranties) shall be true and correct in all respects as of the date hereof and as of the applicable Closing Date as though made at and as of such date (except to the extent such representations and warranties are expressly made as of another date, in which case as of such date); provided that such representations and warranties shall be deemed to be true and correct unless the failure(s) of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations and warranties, would not prevent or materially impair or materially delay the ability of Purchaser to consummate the applicable Closing;

(2) Purchaser shall have performed and complied with, in all material respects, each of the obligations, covenants and agreements required to be performed or complied with by it at or prior to the applicable Closing hereunder; and

(3) the Company shall have received a certificate, dated as of the First Closing Date, in the case of the First Closing, and as of the Second Closing Date, in the case of the Second Closing, signed on behalf of Purchaser by a duly authorized signatory of Purchaser, certifying to the effect that the conditions set forth in Section 1.2(b)(iii)(1) (Purchaser Representations and Warranties) and Section 1.2(b)(iii)(2) (Purchaser Covenants) have been satisfied.

(c) First Closing Deliveries.

(i) At the First Closing, the Company will deliver to Purchaser:

(1) evidence in a form reasonably acceptable to Purchaser of book-entry notation in the name of Purchaser of an aggregate amount of shares of Common Stock, free and clear of all Liens (other than transfer restrictions imposed under this Agreement or applicable securities Laws), equal to the number of shares of Common Stock that would represent 4.90% of the issued and outstanding Common Stock as of immediately following the First Closing, rounded down to the nearest whole share, such number of shares to be calculated based on the issued and outstanding Common Stock as of the Business Day immediately preceding the First Closing Date (such shares, the “First Closing Shares”);

(2) the certificate referenced in Section 1.2(b)(ii)(3); and

(3) customary written legal opinion of outside counsel to the Company as to the due authorization, valid issuance and non-assessability of the First Closing Shares.

(ii) At the First Closing, Purchaser will deliver to the Company:

(1) for the First Closing Shares, by wire transfer of immediately available funds to an account designated by the Company in writing at least five Business Days prior to the First Closing Date, an aggregate purchase price equal to the product of (A) the number of First Closing Shares, multiplied by (B) a per share purchase price of $17.17 (the “Per Share Issue Price”);

(2) a duly and properly completed IRS Form W-8; and

(3) the certificate referenced in Section 1.2(b)(iii)(3).

(d) Second Closing Deliveries.

(i) At the Second Closing, the Company will deliver to Purchaser:

(1) evidence in a form reasonably acceptable to Purchaser of book-entry notation in the name of Purchaser of an aggregate amount of shares of Common Stock, free and clear of all Liens (other than transfer restrictions imposed under this Agreement or applicable securities Laws), equal to the number of shares of Common Stock that, taken together with all other shares of Common Stock Owned by Purchaser and its affiliates, would represent 14.90% (or, if Purchaser notifies the Company in writing not less than two Business Days prior to the Second Closing, a greater percentage not to exceed 14.99%) of the issued and outstanding Common Stock as of immediately following the Second Closing, rounded down to the nearest whole share, such number of shares to be calculated based on the issued and outstanding Common Stock as of the Business Day immediately preceding the Second Closing Date (such shares, the “Second Closing Shares” and, together with the First Closing Shares, the “Shares”);

(2) the certificate referenced in Section 1.2(b)(ii)(3); and

(3) customary written legal opinion of outside counsel to the Company as to the due authorization, valid issuance and non-assessability of the Second Closing Shares .

(ii) At the Second Closing, Purchaser will deliver to the Company:

(1) for the Second Closing Shares, by wire transfer of immediately available funds to an account designated by the Company in writing at least five Business Days prior to the Second Closing Date, an aggregate purchase price equal to the product of (A) the number of Second Closing Shares, multiplied by (B) the Per Share Issue Price; and

(2) the certificate referenced in Section 1.2(b)(iii)(3).

(e) Adjustments. If between the date hereof and the First Closing or the Second Closing, as applicable, the outstanding shares of Common Stock shall have been changed into a different number or kind of shares or securities, in any such case as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or any similar event with respect to the Company’s capitalization, or there shall be any extraordinary dividend or distribution denominated in shares of Common Stock, an appropriate and proportionate adjustment (up or down) shall be made to the Per Share Issue Price to give Purchaser the same economic effect as contemplated by this Agreement prior to such event.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. Except as disclosed in (i) the disclosure letter delivered by the Company to Purchaser concurrently herewith (the “Company Disclosure Letter”); provided that (A) the mere inclusion of an item in the Company Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission by the Company that such item represents a material exception or effect, change, event, circumstance, condition, occurrence or development or that such item would or would reasonably be expected to, either individually or in the aggregate with all other items in the Company Disclosure Letter, result in a Material Adverse Effect and (B) any disclosures in the Company Disclosure Letter made with respect to a section of this Section 2.1 shall be deemed to qualify any other section of this Section 2.1 (1) specifically referenced or cross-referenced or (2) except in the case of Sections 2.1(a) (Corporate Organization), 2.1(b) (Capitalization), 2.1(c) (Authority; No Violation) and 2.1(g) (Broker’s Fees) (which shall only be qualified by those sections of the Company Disclosure Letter that are specifically referenced or cross-referenced), if it is reasonably apparent on its face (notwithstanding the absence of a specific cross-reference) from a reading of the disclosure that such disclosure applies to such other section or (ii) any Company Reports publicly filed by the Company with the Securities and Exchange Commission (the “SEC”) after January 1, 2022 and prior to the date of this Agreement (but (x) disregarding risk factor disclosures contained under the heading “Risk Factors” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly nonspecific or cautionary, predictive or forward-looking in nature and (y) provided that nothing disclosed in the Company Reports shall be deemed pursuant to this clause (ii) to qualify or modify the representations and warranties set forth in Sections 2.1(a) (Corporate Organization), 2.1(b) (Capitalization), 2.1(c) (Authority; No Violation) and 2.1(g) (Broker’s Fees)), the Company hereby represents and warrants to Purchaser as follows:

(a) Corporate Organization.

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is a bank holding company duly registered under the Bank Holding Company Act of 1956 (the “BHC Act”). The Company has elected to be treated as a financial holding company under the BHC Act. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business and, where such concept is recognized under Law, in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. True, correct and complete copies of the Company Articles and the Company Regulations as in effect as of the date of this Agreement have been made available to Purchaser.

(ii) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Subsidiary of the Company (A) is duly organized and validly existing under the Laws of its jurisdiction of organization, (B) is duly licensed or qualified to do business and, where such concept is recognized under Law, in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so licensed or qualified or in good standing and (C) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Material Subsidiary or, except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, any other Subsidiary of the Company to pay dividends or distributions except, in each case, in the case of a Subsidiary of the Company that is a regulated entity, for restrictions on dividends or distributions generally applicable to all similarly regulated entities.

(iii) The deposit accounts of the Company Bank are insured by the Federal Deposit Insurance Corporation (“FDIC”) through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950) to the fullest extent permitted by Law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. The Company Bank is a member in good standing of the Federal Home Loan Bank of Cincinnati and owns the requisite amount of stock therein.

(b) Capitalization.

(i) The authorized capital stock of the Company consists of 2,100,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, par value of $1.00 (the “Company Preferred Stock”). As of August 5, 2024, there were 928,116,092 shares of Common Stock issued and outstanding and (in addition to the foregoing) (A) 328,585,989 shares of Common Stock held in treasury, (B) 19,042,437 shares of Common Stock subject to issuance upon the settlement of outstanding restricted stock units (excluding Company PSU Awards) (“Company RSU Awards”), (C) 4,817,958 outstanding cash-settled restricted stock units with vesting subject to performance-based conditions (“Company PSU Awards”) (assuming performance goals are satisfied at the target level), (D) 4,945,564 shares of Common Stock underlying outstanding options to purchase shares of Common Stock (“Company Options”), (E) 0 shares of Common Stock underlying outstanding shares of restricted Common Stock (collectively with Company RSU Awards, Company PSU Awards and Company Options, “Company Equity Awards”), (F) 32,354,198 shares of Common Stock reserved for future issuance under the Company Stock Plans, (G) 2,370,931 shares of Common Stock reserved for issuance under the Company ESPP and (H) 1,996,000 shares of the Company Preferred Stock outstanding. As of August 5, 2024, there were 525,000 depositary shares (each representing a 1/25th interest in Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series D), 20,000,000 depositary shares (each representing a 1/40th interest in a share of Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series E), 17,000,000 depositary shares (each representing a 1/40th interest in a share of Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series F), 18,000,000 depositary shares (each representing a 1/40th interest in a share of Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series

G) and 24,000,000 depositary shares (each representing a 1/40th interest in a share of Fixed Rate Reset Perpetual Non-Cumulative Preferred Stock, Series H) .. As of the date hereof, except (x) as set forth in the immediately preceding sentences, (y) as contemplated hereby and (z) for changes since August 5, 2024 resulting from the exercise, vesting or settlement of any Company Equity Awards or purchase rights under the Company ESPP, in each case, in accordance with their terms, there are no other shares of capital stock or other equity or voting securities of the Company issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of the Company may vote. The Series D, Series E, Series F, Series G and Series H preferred stock referred to in the second sentence of this Section 2.1(b)(i) are not convertible into shares of Common Stock. As of the date hereof, other than (1) the Company Equity Awards and purchase rights under the Company ESPP, in each case, issued prior to the date hereof and as described in this Section 2.1(b)(i) or (2) as set forth in this Agreement, there are no (x) outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, pre-emptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, or valued by reference to, shares of capital stock or other equity or voting securities of or ownership interest in the Company, or (y) contracts, commitments, understandings or arrangements by which the Company may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in the Company, or that otherwise obligate the Company to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing. Other than this Agreement, there are no voting trusts, shareholder agreements, proxies or other similar agreements in effect to which the Company or any of its Subsidiaries is a party or is bound with respect to the voting or transfer of Common Stock or other equity interests of the Company.

(ii) The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Material Subsidiary of the Company, free and clear of any liens, claims, title defects, mortgages, pledges, charges, encumbrances and security interests whatsoever (“Liens”) (other than transfer restrictions imposed under applicable securities Laws), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to bank Subsidiaries, as provided under 12 U.S.C. § 55 or any comparable provision of applicable state Law) and free of pre-emptive rights, with no personal liability attaching to the ownership thereof. No Material Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

(c) Authority; No Violation.

(i) The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the other actions described in this Section 2.1(c) and Section 2.1(d), to consummate the Closings. The execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the consummation of the Closings (including the Share Issuances) have been duly and validly approved by the board of directors of the Company (the “Board of Directors”). As of or prior to the date hereof, the Board of Directors has determined that the Share Issuances, on the terms and subject to the conditions set forth herein, are in the best interests of the Company and its shareholders. Except for the approval by the Board of Directors of the Share Issuances, no other corporate proceedings on the part of the Company or any of its Subsidiaries are necessary to approve or adopt this Agreement or for the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Purchaser) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”)).

(ii) None of the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, the consummation by the Company of the transactions contemplated hereby or the compliance by the Company with any of the terms or provisions hereof will (A) violate any provision of the Third Amended and Restated Articles of Incorporation and the Certificate of Amendment to the Third Amended and Restated Articles of Incorporation (collectively, the “Company Articles”) or the Fourth Amended and Restated Regulations of the Company (the “Company Regulations”) or (B) assuming that the Governmental Approvals (including the HSR Clearance and the Second Closing Approvals) referred to in Section 2.1(d) are duly obtained, (x) violate any Law applicable to the Company, any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation (each, a “Contract”) to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (B) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iii) The Shares have been validly authorized and, when issued, will be validly issued, fully paid and nonassessable and free and clear of all Liens (other than transfer restrictions imposed under this Agreement or applicable securities Laws), and no current or past shareholder of the Company will have any pre-emptive right or similar rights in respect thereof. Assuming, without investigation, the accuracy of the representations and warranties of Purchaser in this Agreement, the Shares will not be issued in violation of any applicable Law.

(d) Consents and Approvals. Except for (i) the filing of the requisite Supplemental Listing Application and any other required applications, filings and notices, as applicable, with the NYSE, and the approval of the listing of the Shares, (ii) the HSR Clearance and the Second Closing Approvals , (iii) the filing with the SEC of any filings that are necessary under the applicable requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and (iv) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the Share Issuances, no Governmental Approvals or filings with any Governmental Entity are required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with (A) the execution and delivery by the Company of this Agreement or (B) the transactions contemplated hereby. As of the date hereof, the Company reasonably believes that each such Governmental Approval required to be obtained by or with respect to the Company or any of its Subsidiaries will be received in order to permit the timely consummation of the Share Issuances and the other transactions contemplated hereby.

(e) Reports.

(i) The Company and each of its Subsidiaries have timely filed (or furnished) all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2022 with the following Governmental Entities: (A) any state regulatory authority, (B) the SEC, (C) the Board of Governors of the Federal Reserve System or Federal Reserve Bank of Cleveland (together, the “Federal Reserve”), (D) the Office of the Comptroller of the Currency, (E) any foreign regulatory authority and (F) any self-regulatory organization (an “SRO”), including any report, form, correspondence, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the U.S., any state, any foreign entity or any Governmental Entity, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report, registration or statement or to pay such fees and assessments would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Subject to Section 6.14, except for normal examinations conducted by a Governmental Entity in the ordinary course of business of the Company and its Subsidiaries, (x) no Governmental Entity has initiated or has pending any proceeding or, to the Company’s Knowledge, investigation into the business or operations of the Company or any of its Subsidiaries since January 1, 2022, which remains unresolved, (y) there is no unresolved violation, criticism or exception by any Governmental Entity with respect to any report or statement relating to any examinations or inspections of the Company or any of its Subsidiaries and (z) there has been no formal or informal inquiries by, or disagreements or disputes with, any

Governmental Entity with respect to the business, operations, policies or procedures of the Company or any of its Subsidiaries since January 1, 2022, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(ii) An accurate copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished by the Company to the SEC since January 1, 2022 pursuant to the Securities Act of 1933 (the “Securities Act”) or the Exchange Act (the “Company Reports”) is publicly available. No such Company Report, as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date hereof) shall be deemed to modify information as of an earlier date. As of their respective dates, all Company Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date hereof, (A) no executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act and (B) there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Company Reports.

(f) Financial Statements.

(i) The financial statements of the Company and its Subsidiaries included (or incorporated by reference) in the Company Reports (including the related notes, where applicable) (A) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (B) fairly present in all material respects the consolidated statements of income, comprehensive income, cash flows, changes in equity and consolidated balance sheets of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject, in the case of unaudited statements, to year-end audit adjustments normal in nature and amount), (C) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (including any applicable SEC interpretative guidance in respect thereof), (D) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto, and (E) to the Knowledge of the Company, are not expected to be revised, resubmitted or restated in any way. The books and records of the Company and its Subsidiaries have been, since January 1, 2022, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Since January 1, 2022 and prior to the date hereof, no independent public accounting firm of the Company has resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company as a result of, or in connection with, any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(ii) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liability required by GAAP to be reflected on a consolidated balance sheet of the Company (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for (A) those liabilities that are reflected or reserved against on the consolidated balance sheet of the Company included in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024 (including any notes thereto), (B) liabilities incurred in the ordinary course of business since June 30, 2024, (C) fees and expenses payable to any financial advisor, counsel or other professional in connection with this Agreement and the transactions contemplated hereby and (D) obligations under this Agreement.

(iii) The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has (x) implemented and maintains, and at all times since January 1, 2022 has maintained, disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and (y) disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors any (A) significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) to the Knowledge of the Company, fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. To the Knowledge of the Company, there is no reason to believe that the Company’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(iv) Since January 1, 2022, (A) neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any director, officer, auditor, accountant or representative of the Company or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (B) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors (including any committee thereof) or, to the Knowledge of the Company, to any director or officer of the Company.

(v) There is no transaction, arrangement or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required by applicable Law to be disclosed by the Company in its Company Reports and is not so disclosed.

(g) Broker’s Fees. With the exception of the engagement of J.P. Morgan, neither the Company nor any of its affiliates nor any other Person acting on its behalf (other than its officers acting in such capacity) has dealt with any broker, finder, financial advisor, commission agent, placement agent or arranger in connection with the sale of the Shares and the other transactions contemplated hereby, and the Company is not under any obligation to pay any broker’s fee, commission, advisory fee or similar fee or commission in connection with such transactions. None of the Company or any of its affiliates, nor any other Person acting on behalf of the Company or any of its affiliates (other than its officers acting in such capacity), has solicited offers for, or offered or sold, the Shares.

(h) Absence of Certain Changes or Events.

(i) Since January 1, 2024, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(ii) Since January 1, 2024, except in connection with the transactions contemplated by this Agreement, the Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course consistent with past practice.

(i) Legal Proceedings. Neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or threatened in writing or, to the Company’s Knowledge, otherwise threatened, legal, administrative, arbitral or other proceedings, claims, audit, examination, actions or governmental or regulatory investigations by or before any Governmental Entity of any nature against the Company or any of its Subsidiaries or any of their current or former directors or executive officers (A) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (B) challenging the validity or propriety of the transactions contemplated by this Agreement. There is no Order imposed upon the Company, any of its Subsidiaries or any of their current or former directors or executive officers

(in each of their capacities as such) or the assets of the Company or any of its Subsidiaries that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(j) Taxes and Tax Returns. Each of the Company and its Subsidiaries has duly and timely filed (including all valid applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects. All material Taxes of the Company and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of the Company and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither the Company nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and, to the Knowledge of the Company, there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of the Company and its Subsidiaries or the assets of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than any ordinary course commercial agreements not principally related to Taxes and any agreement or arrangement exclusively between or among the Company and its Subsidiaries). Neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company or any of its Subsidiaries or a predecessor to the Company or any of its Subsidiaries) or (B) has any material liability for the Taxes of any Person (other than the Company or any of its Subsidiaries or a predecessor to the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of any Law), as a transferee or successor, by contract (other than any ordinary course commercial agreements not principally related to Taxes) or otherwise. Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b). At no time during the past five years has the Company been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(k) Employees and Employee Benefit Plans.

(i) Each Company Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter from the Internal Revenue Service or may rely upon a favorable prototype opinion letter from the Internal Revenue Service as to its qualified status and, to the Company’s Knowledge, nothing has occurred, whether by action or failure to act, that could reasonably be expected to adversely affect such qualification. Neither the Company nor any of its Subsidiaries has engaged in a transaction that could subject the Company or any of its Subsidiaries to a material tax or material penalty pursuant to Section 4975 or 4976 of the Code or Section 502 of ERISA.

(ii) Except as would not reasonably be expected to result in any material liability to the Company and its Subsidiaries, taken as a whole, neither the

Company nor any of its Subsidiaries has or is expected to incur any liability under subtitles C or D of Title IV of ERISA with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them or any ERISA Affiliate. None of the Company, its Subsidiaries nor any of their ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of the Company and its Subsidiaries nor any of their ERISA Affiliates has incurred any liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part 1 of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.

(iii) Neither the Company nor any of its Subsidiaries sponsors or has any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code.

(iv) All contributions required to be made to any Company Benefit Plan by Law or any plan document, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the Company, except as, either individually or in the aggregate, would not reasonably be expected to result in any material liability to the Company and its Subsidiaries, taken as a whole.

(v) None of the execution and delivery of this Agreement, or the transactions contemplated by this Agreement, will (either alone or in conjunction with any other event) (A) entitle any employee, officer, director or individual independent contractor of the Company or any of its Subsidiaries to any payment or benefit, (B) result in, accelerate, cause the vesting, exercisability, funding, payment or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or independent contractor of the Company or any of its Subsidiaries, (C) accelerate the timing of or cause the Company or any of its Subsidiaries to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan or (D) result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust. No Company Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 4999 or 409A of the Code or otherwise.

(vi) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are in compliance in all respects with, and since January 1, 2022 have complied in all respects with, all Laws regarding employment and employment practices, including terms and conditions of employment, compensation and benefits, wages and hours, paid sick leave, classification of employees as exempt or nonexempt and workers as employees or independent contractors, equitable pay practices, privacy rights, labor disputes, employment discrimination, sexual or racial harassment or discrimination, workers’ compensation, unemployment insurance, disability rights or benefits, retaliation, immigration, family and medical leave, occupational safety and health, plant closings and layoffs and other laws in respect of any reduction in force (including notice, information and consultation requirements).

(l) Compliance with Applicable Law and Privacy Obligations.

(i) The Company and each of its Subsidiaries hold, and have at all times since January 1, 2022 held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, to the Knowledge of the Company, no suspension or cancellation of any such license, franchise, permit or authorization is threatened. Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have complied with any Law applicable to the Company or any of its Subsidiaries, including all laws relating to the privacy and security of data or information that constitutes “personal data”, “personally identifiable information”, “nonpublic personal information”, “personal information” or a similar term (“Personal Data”), the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other Laws relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, U.S. sanctions laws and regulations, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Company Bank has a Community Reinvestment Act rating of “satisfactory” or better.

(ii) The Company, each of its Subsidiaries, and, to the Company’s Knowledge, each of their officers, directors, employees and agents acting on their behalf is, and for the last five years has been, in compliance in all material respects with (A) the Foreign Corrupt Practices Act of 1977 and (B) any other Laws applicable to the Company and its Subsidiaries that address the prevention of corruption, bribery, terrorism or money laundering (the “Anti-Corruption Laws”). None of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any director, officer, agent, employee or other Person associated with or acting on behalf of the Company or its Subsidiaries, has within the last five years (1) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense; (2) made, offered, promised or authorized any direct or indirect unlawful payment; or (3) violated or is in violation of any provision of any Anti-Corruption Laws.

(iii) The Company, each of its Subsidiaries, and each of their officers, directors, employees and, to the Company’s Knowledge, agents acting on their behalf is, and for the last five years has been, in compliance with all Laws or other financial restrictions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”), including OFAC’s Specially Designated Nationals and Blocked Persons List, the U.S. Department of State, and sanctions administered by the United Nations Security Counsel, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”). None of the Company, any of its Subsidiaries, or any director, officer or, to the Company’s Knowledge, agent or employee of the Company or any of its Subsidiaries, is currently the subject or the target of any Sanctions, nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions (as of the date of this Agreement, including Cuba, Iran, North Korea, Syria and the Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic of Ukraine). The Company will not use the proceeds from the transactions contemplated hereby (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (B) to fund or facilitate any activities of or business with any Person, or in any country or territory that, at the time of such funding, is the subject or the target of Sanctions. The Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance with all applicable Anti-Corruption Laws and Sanctions. No action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to Anti-Corruption Laws or Sanctions is pending or, to the Knowledge of the Company, threatened.

(iv) The Company maintains written information privacy and security programs and policies that include measures reasonable in the banking industry to protect the privacy, confidentiality, integrity and security of all Personal Data and non-public proprietary data against any (A) loss or misuse, (B) unauthorized or unlawful operations performed on such data or (C) other act or omission that compromises the security or confidentiality of such data (clauses (A) through (C), a “Data Breach”). The Company has not experienced any Data Breach that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, there are no data security or other technological vulnerabilities with respect to the Company’s information technology systems or networks that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Since January 1, 2022, except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are and have been compliant with their written information privacy and security programs and policies and all contractual commitments of the Company and its Subsidiaries concerning privacy, data protection, data security and the collection, storage, use and other processing of Personal Data and non-public proprietary data.

(m) Agreements with Governmental Entities. Subject to Section 6.14, as of the date hereof, neither the Company nor any of its Subsidiaries is subject to any cease-and-desist Order, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or has been ordered to pay any material civil money penalty by, or has been since January 1, 2022, a recipient of any supervisory letter from, or since January 1, 2022, has adopted any board resolutions at the direction of, any Governmental Entity, in each case, that (A) currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or (B) in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Company Disclosure Letter, a “Company Regulatory Agreement”), nor has the Company or any of its Subsidiaries been advised in writing or, to the Knowledge of the Company, threatened verbally, since January 1, 2022 through the date hereof, by any Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Company Regulatory Agreement.

(n) Investment Securities and Commodities.

(i) Each of the Company and its Subsidiaries has good title in all material respects to all securities and commodities owned by it (except those sold under repurchase agreements) which are material to the Company and its Subsidiaries on a consolidated basis, free and clear of any Liens, except for such failures to have good title as are set forth in the financial statements included in the Company Reports as of the date of this Agreement or to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of the Company or its Subsidiaries. Such securities and commodities are valued on the books of the Company in accordance with GAAP in all material respects.

(ii) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that the Company believes are prudent and reasonable in the context of such businesses, and the Company and its Subsidiaries have, since January 1, 2022, been in compliance with such policies, practices and procedures.

(o) Investment Company Status. Each of the Company and its Subsidiaries is not required to be registered as, and is not an affiliate of, and immediately following each Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940.

(p) Related Party Transactions. As of the date hereof, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, agreements, arrangements or understandings or series of related transactions, agreements, arrangements or understandings, between the Company or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries or any Person who, as of the date hereof, beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the outstanding Common Stock (or any of such Person’s immediate family members or affiliates) (other than Subsidiaries of the Company) on the other hand, of the type required to be reported in any Company Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act (each of the foregoing, a “Related Party Transaction”) that have not been so reported on a timely basis.

(q) Offering of Securities. Neither the Company nor any of its Subsidiaries, nor any Person acting on its or their behalf, has (i) directly or indirectly taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Shares to be issued pursuant hereto under the Securities Act and the rules and regulations of the SEC promulgated thereunder) that might subject the Share Issuances to the registration requirements of the Securities Act or (ii) offered the Shares or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person, other than Purchaser. None of the Company nor any of its Subsidiaries has offered the Shares or any similar securities during the six months prior to the date hereof to anyone, other than Purchaser. The Company has no intention to offer the Shares or any similar security during the six months after the date hereof, except as contemplated by this Agreement.

(r) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the NYSE, and neither the Company nor any Person acting on its behalf has taken any action designed to, or which to the Knowledge of the Company is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received as of the date of this Agreement any notification that the SEC or the NYSE is contemplating the termination of such registration or listing.

(s) General Solicitation. None of the Company or any Subsidiary of the Company, nor any of their respective affiliates, nor any Person acting on behalf of any such Person, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares, including any (i) article, advertisement, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; (ii) website posting or widely distributed email; or (iii) seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(t) Foreign Investment. Neither the Company nor any of its Subsidiaries: (i) produces, designs, tests, manufactures, fabricates, or develops one or more “critical technologies,” as that term is defined in 31 C.F.R. § 800.215; (ii) performs any of the functions as set forth in column 2 of Appendix A to 31 C.F.R. Part 800 with respect to “covered investment critical infrastructure,” as defined in 31 C.F.R. § 800.212; or (iii) maintains or collects, directly or indirectly, “sensitive personal data,” as defined in 31 C.F.R. § 800.241, of U.S. citizens;

and, therefore, in turn, neither the Company nor any Subsidiary of the Company is a “TID U.S. business” within the meaning of that term in 31 C.F.R. § 800.248.

(u) No Rights Agreement; Anti-Takeover Provisions.

(i) Neither the Company nor any of its Subsidiaries is party to a shareholder rights agreement, “poison pill” or similar anti-takeover agreement or plan that is in effect.

(ii) As of the Closing Dates, assuming the accuracy of the representations and warranties made by Purchaser in this Agreement and Purchaser’s compliance with the terms and conditions of this Agreement, no “fair price”, “moratorium”, “control share acquisition”, “supermajority”, “affiliate transactions” or “business combination” statute or regulation or other anti-takeover Law, including Sections 1701.831 and 1707.041 of the OGCL and Chapter 1704 of the OGCL (each, a “Takeover Statute”), is applicable to this Agreement or the transactions contemplated by this Agreement, and the Company Articles are effective to ensure that the Company and the transactions contemplated by this Agreement are not subject to Section 1701.831 of the OGCL. The Board of Directors has taken all actions within its authority to render all potentially applicable Takeover Statutes inapplicable to this Agreement and the transactions contemplated hereby.

(v) Use of Proceeds. The Company will use the net proceeds from the sale of the Shares hereunder for general corporate purposes.

(w) No Broker-Dealers. Neither the Company nor any of its Subsidiaries (other than KeyBanc Capital Markets, Inc. and Key Investment Services LLC) is required to be registered, licensed, qualified or authorized, as a broker-dealer under the Exchange Act or under any other applicable Law.

(x) No Other Representations or Warranties.

(i) Except for the representations and warranties expressly made by the Company in this Section 2.1 or in any certificate delivered in connection with this Agreement, neither the Company, any of its Subsidiaries or any of its or their respective Representatives, nor any other Person, makes any express or implied representation or warranty with respect to the Company, any of its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company, any of its Subsidiaries or any of its or their respective Representatives, nor any other Person, makes, has made or has been authorized to make any representation or warranty to Purchaser or any of its affiliates or its or their respective Representatives with respect to (A) any financial projection, forecast, estimate, budget or prospective information relating to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or (B) except for the representations and warranties expressly made by the Company in this Section 2.1 or in any certificate delivered in connection with this Agreement, any oral, electronic, written or other information presented to or made available to Purchaser or any of its affiliates or its or their respective Representatives in the course of (x) their due diligence investigation of the Company or its affiliates, (y) the negotiation of this Agreement or (z) the transactions contemplated hereby.

(ii) The Company acknowledges and agrees that neither Purchaser, any of its Subsidiaries or any of its or their respective Representatives, nor any other Person, has made or is making any express or implied representation or warranty other than those contained in Section 2.2 or in any certificate delivered in connection with this Agreement.

Section 2.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company that:

(a) Corporate Organization. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Purchaser has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Purchaser is duly licensed or qualified to do business and, where such concept is recognized under Law, in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to materially and adversely affect Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(b) Authority; No Violation.

(i) Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the other actions described in this Section 2.2(b) and Section 2.2(c), to consummate the Closings. The execution and delivery of this Agreement, the performance by Purchaser of its obligations hereunder and the consummation of the Closings (including the Share Issuances) have been duly and validly approved by Purchaser’s board of directors or other equivalent governing body, as applicable. No other corporate proceedings on the part of Purchaser or any of Purchaser’s equityholders are necessary to approve or adopt this Agreement or for Purchaser to perform its obligations hereunder or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).

(ii) None of the execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder, the consummation by Purchaser of the transactions contemplated hereby or the compliance by Purchaser with any of the terms or provisions hereof will (A) violate any provision of the Bank Act or Purchaser’s by-laws or (B) assuming that the Governmental Approvals (including the HSR Clearance and the Second Closing Approvals) referred to in Section 2.2(c) are duly obtained, and assuming the accuracy of the representations and warranties set forth in Section 2.1(t), (x) violate any Law applicable to Purchaser or any of its properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Purchaser under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Purchaser is a party, or by which Purchaser or any of its properties or assets may be bound, except (in the case of clause (B) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations which would not, either individually or in the aggregate, reasonably be expected to materially and adversely affect Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(c) Consents and Approvals. Assuming the accuracy of the representations and warranties set forth in Section 2.1(t), except for (i) the filing of the requisite Supplemental Listing Application and any other required applications, filings and notices, as applicable, with the NYSE, and the approval of the listing of the Shares, (ii) the HSR Clearance and the Second Closing Approvals, (iii) the filing with the SEC of any filings that are necessary under the applicable requirements of the Exchange Act and (iv) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the Share Issuances, no Governmental Approvals or filings with any Governmental Entity are required to be obtained or made by or with respect to Purchaser or any of its Subsidiaries in connection with (A) the execution and delivery by Purchaser of this Agreement or (B) the transactions contemplated hereby. As of the date hereof, Purchaser reasonably believes that each such Governmental Approval required to be obtained by or with respect to the Purchaser or any of its Subsidiaries will be received in order to permit the timely consummation of the Share Issuances and the other transactions contemplated hereby.

(d) Sufficiency of Funds. At each Closing, Purchaser will have available cash on hand or other sources of immediately available funds sufficient to enable it to perform all of its payment obligations hereunder in respect of such Closing and consummate the transactions contemplated by this Agreement to be effected at such Closing. For purposes of Section 1701.83 of the OGCL, the funds necessary for Purchaser to satisfy its payment obligations under this Agreement do not in the aggregate constitute all or substantially all of Purchaser’s assets.

(e) Purchase for Investment. Purchaser represents that it is an Institutional Accredited Investor acting for its own account (and not for the account of others). Purchaser represents that it is purchasing the Shares for its own account and not with a view to the distribution thereof in violation of the securities Laws; provided that the disposition of Purchaser’s property shall at all times be within Purchaser’s control. Purchaser understands that the Shares have not been registered under the Securities Act or under any applicable state securities or other securities Laws of the U.S. or any other jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by Law. Purchaser further represents and warrants that Purchaser will not sell, transfer or otherwise dispose of the Shares or any interest therein except in a registered transaction or in a transaction exempt from or not subject to the registration requirements of the Securities Act. Purchaser acknowledges that the Shares will bear a restrictive legend substantially in the form set forth in Section 4.8(a).

(f) Information. Purchaser (i) is not being provided with disclosures that would be required if the offer and sale of the Shares were registered under the Securities Act, nor is Purchaser being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Shares; (ii) has had the opportunity to ask questions of and receive answers from the Company directly; (iii) has been provided a reasonable opportunity to undertake and has undertaken its own examination of the Company and its Subsidiaries and the terms of the Shares to the extent Purchaser deems necessary to make its decision to invest in the Shares and (iv) has availed itself of publicly available financial and other information concerning the Company and its Subsidiaries to the extent Purchaser deems necessary to make its decision to purchase the Shares. Purchaser has sought such accounting, legal and tax advice as it has considered necessary or advisable to make an informed investment decision with respect to its acquisition of the Shares, and Purchaser is sophisticated and has such knowledge and experience in financial and business matters and investments of this type that it is capable of the merits and risks of its investment in the Shares and of making an informed investment decision. Purchaser is only relying on the representations and warranties contained in Section 2.1 in making its investment decision, and not any other statements made by the Company or any of its Representatives.

(g) Ability to Bear Economic Risk of Investment. Purchaser recognizes that an investment in the Shares involves substantial risk. Purchaser has the ability to bear the economic risk of the prospective investment in the Shares, including the ability to hold the Shares indefinitely, and further including the ability to bear a complete loss of all of Purchaser’s investment in the Company.

(h) Ownership. As of July 31, 2024, Purchaser and its affiliates Own less than 0.1% of the outstanding shares of Common Stock or securities convertible into or exchangeable for Common Stock. As of the date hereof, Purchaser is not an “interested shareholder” (as defined under Section 1704.1(C)(8) of the OGCL) of the Company.

(i) Broker’s Fees. None of Purchaser, any of its affiliates or any of its or their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, in each case, for which the Company would be liable.

(j) Compliance with Applicable Law.

(i) Purchaser and each of its Subsidiaries hold, and have at all times since January 1, 2022 held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a material adverse effect on Purchaser’s ability to consummate the transactions contemplated hereby, and, to the knowledge of Purchaser, no suspension or cancellation of any such license, franchise, permit or authorization is threatened. Except as would not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on Purchaser’s ability to consummate the transactions contemplated hereby, Purchaser and its Subsidiaries have complied with any Law applicable to Purchaser or any of its Subsidiaries.

(ii) Purchaser, each of its material operating Subsidiaries, and, to Purchaser’s knowledge (based on its systems and internal controls), each of their officers, directors, employees and agents acting on their behalf is, and for the last five years has been, in compliance in all material respects with (A) the Foreign Corrupt Practices Act of 1977 and (B) any other Anti-Corruption Laws applicable to Purchaser and such Subsidiaries. None of Purchaser, any of its material operating Subsidiaries, or, to the knowledge of Purchaser (based on its systems and internal controls), any director, officer, agent, employee or other Person associated with or acting on behalf of Purchaser or such Subsidiaries, has within the last five years in any material respect (1) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense; (2) made, offered, promised or authorized any direct or indirect unlawful payment; or (3) violated or is in violation of any provision of any Anti-Corruption Laws.

(iii) Except as publicly disclosed, Purchaser, each of its material operating Subsidiaries, and, to Purchaser’s knowledge (based on its systems and internal controls), each of their officers, directors, employees and agents acting on their behalf is, and for the last five years has been, in compliance in all material respects with all Sanctions. None of Purchaser, any of its material operating Subsidiaries, or, to Purchaser’s knowledge (based on its systems and internal controls), any director, officer or agent or employee of Purchaser or any such Subsidiaries, is currently the subject or the target of any Sanctions, nor is Purchaser or any such Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions (as of the date of this Agreement, including Cuba, Iran, North Korea, Syria and the Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic of Ukraine). Purchaser and its material operating Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance with all applicable Anti-Corruption Laws and Sanctions. No action, suit or proceeding by or before any Governmental Entity involving Purchaser or any of its material operating Subsidiaries with respect to Anti-Corruption Laws or Sanctions is pending or, to the knowledge of Purchaser, threatened.

(k) No Other Representations or Warranties.

(i) Except for the representations and warranties expressly made by Purchaser in this Section 2.2 or in any certificate delivered in connection with this

Agreement, neither Purchaser, any of its Subsidiaries or any of its or their respective Representatives, nor any other Person, makes any express or implied representation or warranty with respect to Purchaser, any of its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Purchaser hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Purchaser, any of its Subsidiaries, or any of its or their respective Representatives, nor any other Person, makes, has made or has been authorized to make any representation or warranty to the Company or any of its affiliates or its or their respective Representatives with respect to (A) any financial projection, forecast, estimate, budget or prospective information relating to Purchaser or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or (B) except for the representations and warranties expressly made by Purchaser in this Section 2.2 or in any certificate delivered in connection with this Agreement, any oral, electronic, written or other information presented or made available to the Company or any of its affiliates or its or their respective Representatives in the course of (x) their due diligence investigation of Purchaser or its affiliates, (y) the negotiation of this Agreement or (z) the transactions contemplated hereby.

(ii) Purchaser acknowledges and agrees that neither the Company, any of its Subsidiaries or its or their respective Representatives, nor any other Person, has made or is making any express or implied representation or warranty other than those contained in Section 2.1 or in any certificate delivered in connection with this Agreement.

ARTICLE III

COVENANTS

Section 3.1 Filings; Other Actions.

(a) Subject to the terms and conditions of this Agreement, including Section 4.9, Purchaser, on the one hand, and the Company, on the other hand, will (and will cause their respective affiliates to) cooperate and consult with the other party and use reasonable best efforts to promptly (i) take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to cause the conditions to each of the Closings to be satisfied as promptly as reasonably practicable and to consummate and make effective, as promptly as reasonably practicable, the transactions contemplated hereby, including (A) preparing and making, submitting or filing (as applicable) (1) all applications, notices and other documents in respect of the Second Closing Approvals within 15 Business Days following the date of this Agreement and (2) all other filings, notices, petitions, statements, registrations, submissions of information, applications and other documents necessary or advisable to obtain all approvals or consents of all third parties that are necessary or advisable to consummate the transactions contemplated hereby and (B) supplying as promptly as reasonably practicable any additional information and documentation that may be requested by any Governmental Entity, so as to enable the parties hereto to consummate the transactions contemplated hereby (including the Requisite Regulatory Approvals) and (ii) obtain the Requisite Regulatory Approvals and all other approvals or consents of all third parties that are necessary or advisable to consummate the transactions contemplated hereby. The parties acknowledge that on July 29, 2024 the Company and Purchaser each made its respective filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) with respect to the transactions contemplated hereby. Purchaser, on the one hand, and the Company, on the other hand, will (and will cause their respective affiliates to) use reasonable best efforts to promptly make, or cause to be made, any other required submissions under the HSR Act with respect to the transactions contemplated hereby.

(b) Notwithstanding anything to the contrary in this Agreement, including Section 3.1(a) and the “reasonable best efforts” standard set forth therein, Purchaser shall not be required to agree to or accept, and the Company shall not, without prior written consent of Purchaser, agree, propose, commit to or effect, by consent decree, hold separate or otherwise, to any terms, conditions or restrictions that would be reasonably likely to result in (v) any sale, divestiture, hold separate or any other action limiting the freedom of action or ownership in any respect with respect to any businesses, products, rights, services, licenses, assets or interests therein, of (1) Purchaser or any of its affiliates or (2) the Company or any of its affiliates, other than any such sale, divestiture, hold separate or other action with respect to any businesses, products, rights, services, licenses, assets or interests therein, of Purchaser that would be immaterial to Purchaser and its Subsidiaries, the U.S. business of Purchaser and its Subsidiaries and to Purchaser’s investment in the Company, (w) any material adverse impact on Purchaser’s ability to acquire, hold, dispose of or vote the Shares and realize the economic incidents of ownership of the Shares consistent with this Agreement, (x) Purchaser or any of its affiliates being deemed to “control” the Company under the BHC Act or the Bank Act, or otherwise being required to become a bank holding company (and not merely subject to the provisions of the BHC Act by virtue of Section 8 of the International Banking Act of 1978), or otherwise being required to serve as a source of financial strength to the Company or the Company Bank whether pursuant to the BHC Act or pursuant to any proposed capital or liquidity maintenance agreement or any similar agreement with any Governmental Entity, (y) Purchaser being required to enter into any conditions not typically required in connection with the Requisite Regulatory Approvals, other than any such conditions that would be immaterial to Purchaser and its Subsidiaries, the U.S. business of Purchaser and its Subsidiaries and to Purchaser’s investment in the Company, or (z) any amendments or modifications to any of the terms of this Agreement, other than any such amendments that would be immaterial to Purchaser and its Subsidiaries, the U.S. business of Purchaser and its Subsidiaries, to Purchaser’s investment in the Company and to its rights related to its investment (each of (v), (w), (x), (y) and (z), a “Materially Burdensome Condition”).

(c) In connection with and without limiting the generality of the foregoing, each of Purchaser and the Company shall, to the extent permitted by applicable Law:

(i) give the other reasonable prior notice of any registration, declaration, notice or filing and, to the extent reasonably practicable, of any communication with any Governmental Entity regarding the transactions contemplated by this Agreement (including with respect to any actions referred to in Section 3.1(a) and in this Section 3.1(c)) or such other party, its affiliates or its or its affiliates’ respective directors, officers, partners and shareholders, and permit the other to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other in connection with any such registration, declaration, notice, filing or communication; and

(ii) unless prohibited by applicable Law or by the applicable Governmental Entity, (A) to the extent reasonably practicable, not participate in or attend any meeting, or engage in any substantive conversation with any Governmental Entity (1) a principal subject of which is the transactions contemplated by this Agreement (but, in the case of a meeting or conversation with multiple subjects, only the portions of such meeting or conversation relating to the transactions contemplated by this Agreement) or (2) relating to such other party, its affiliates or its or its affiliates’ respective directors, officers, partners or shareholders, in each case without the presence of the other party, (B) to the extent reasonably practicable, give the other reasonable prior notice of any such meeting or conversation, (C) in the event one party hereto is prohibited by applicable Law or by the applicable Governmental Entity from participating in or attending any such meeting or engaging in any such conversation, or it is not reasonably practicable for such party to do so, keep such party reasonably apprised with respect thereto, (D) cooperate in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement and the transactions contemplated hereby, articulating any regulatory or competitive argument, or responding to requests or objections made by any Governmental Entity and (E) furnish the other party hereto with copies of all substantive correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its affiliates and their respective Representatives, on the one hand, and any Governmental Entity or members of any Governmental Entity’s staff, on the other hand, (1) with respect to this Agreement and the transactions contemplated hereby or (2) containing information relating to the other party, its affiliates or its or its affiliates’ respective directors, officers, partners or shareholders.

(d) Purchaser and the Company shall each promptly correct or supplement any information provided by it or on its behalf for use in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated hereby, if and to the extent (i) that information previously provided by it or on its behalf shall have become false or misleading in any material respect or (ii) necessary or advisable to ensure that such document would not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Materials furnished to the other party pursuant to this Section 3.1 may be redacted (1) to remove references concerning the valuation of the Company and the transactions contemplated hereby or other Confidential Information, (2) as necessary to comply with contractual arrangements and (3) as necessary to address reasonable confidentiality or privilege concerns, and the parties may reasonably designate any competitively sensitive or any confidential business material provided under this Section 3.1 as “counsel only” or, as appropriate, as “outside counsel only”; provided, however, that in the case of each of clauses (1), (2) and (3), each party shall use reasonable best efforts to make other arrangements that would enable disclosure to occur, and if any information is withheld by a party pursuant to the foregoing, such party shall, to the extent possible without causing the adverse consequences described in the foregoing, inform the other party as to the general nature of the information being withheld.

(e) During the Pre-Closing Period, Purchaser shall not (and shall not permit any of its controlled affiliates to) enter into any agreement providing for, or consummate,

any merger, business combination, acquisition of any U.S. Person or business with significant operations in the U.S. that would reasonably be expected to prevent or materially delay the Closings or the receipt of the Requisite Regulatory Approvals.

(f) Each party shall execute and deliver, after each of the Closings, such further certificates, agreements, instruments and other documents and take such other actions as the other party may reasonably request, in each case, to consummate, implement or evidence the Share Issuances.

(g) Other than as set forth in this Section 3.1, nothing in this Agreement shall be construed as creating an obligation on the part of Purchaser or any of its affiliates to file any applications, notices or petitions to any Governmental Entity.

(h) The covenants in Sections 3.1(a) through (e) shall terminate effective upon the consummation of the Second Closing.

Section 3.2 Information Rights.

(a) So long as Purchaser or its affiliates Own any Shares, and solely for Permitted Purposes, at Purchaser’s sole cost and expense, (i) the Company shall, and shall cause each of its Subsidiaries to, afford Purchaser and its officers, employees, accountants, counsel and other Representatives reasonable access upon prior written notice and during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries to the (x) officers, employees, properties, offices and other facilities of the Company and its Subsidiaries and (y) contracts, licenses, books and records and other documents relating to the business of the Company and its Subsidiaries (including with respect to the activities of the Company’s Subsidiaries and other investments) and (ii) the Company shall deliver to Purchaser copies of the financial analyses that management regularly delivers to the Board of Directors on a periodic basis (it being understood that the foregoing will not include any strategic information of the Company). To avoid doubt, nothing in this Agreement is intended to permit Purchaser or its affiliates and its and their Representatives from using any Confidential Information provided to it pursuant to this Section 3.2(a) for purposes other than a Permitted Purpose.

(b) Notwithstanding the foregoing, neither the Company nor its Subsidiaries shall be obligated to provide such access, materials or information to the extent the Company determines, in its reasonable judgment, that doing so would reasonably be expected to (i) result in the disclosure of trade secrets or competitively sensitive information, (ii) result in the disclosure of Confidential Supervisory Information or violate any applicable Law or agreement or obligation of confidentiality owing to a third party (including any Governmental Entity), (iii) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege or (iv) be adverse to the interests of the Company or any of its Subsidiaries in any pending or threatened claim, action, suit, litigation, investigation, examination or proceeding; provided, however, that the Company shall use reasonable best efforts to make other arrangements (including using reasonable best efforts to redact information or make substitute disclosure arrangements) that would enable disclosure to Purchaser to occur without, in the case of the (A) foregoing clause (i), disclosing such trade secrets or competitively sensitive information in a manner detrimental to the Company or any of its Subsidiaries; (B) foregoing clause (ii), disclosing any Confidential Supervisory Information or violating such Law or agreement or obligation; (C) foregoing clause (iii), jeopardizing such privilege; and (D) foregoing clause (iv), such adverse consequences. If any material or information is withheld by the Company or any of its Subsidiaries pursuant to the immediately preceding sentence, the Company shall (and shall cause its Subsidiaries to), to the extent possible without causing the adverse consequences described in the immediately preceding sentence, inform Purchaser as to the general nature of the material or information being withheld.

(c) Notwithstanding anything to the contrary in this Agreement, including this Section 3.2, in connection with this Agreement and the transactions contemplated hereby, Purchaser shall not have the right to access, and the Company shall not (and shall cause its Subsidiaries and other investments not to) provide to Purchaser, any (i) “sensitive personal data” (as defined in 31 C.F.R. 800.241) of U.S. citizens or (ii) “material nonpublic technical information” (as defined in 31 C.F.R. 800.232), in each case in the possession of the Company or its Subsidiaries or other investments.

Section 3.3 Confidentiality.

(a) The parties agree that the non-disclosure agreement, dated June 25, 2024, by and between Purchaser and the Company shall terminate as of the date of this Agreement.

(b) Until two years after the earlier of (A) the 5% Fall-Away Date or (B) the termination of the Second Share Issuance Provisions pursuant to Section 5.1(b), Purchaser shall (and shall cause its affiliates and its and its affiliates’ respective officers, directors, employees, agents, accountants, legal counsel, financial advisors, lending institutions or other potential debt and equity financing sources (collectively, “Representatives”) to) (i) keep confidential any information (including oral, written, electronic or other information) concerning the Company or its affiliates that has been, will be or may be furnished to Purchaser, its affiliates or their respective Representatives by or on behalf of the Company (or its affiliates) or any of its or their respective Representatives pursuant hereto or in connection with Purchaser’s (or its affiliates’) investment or potential investment in the Company (collectively, the “Confidential Information”) and (ii) use the Confidential Information solely for the purposes of (x) evaluating, pursuing, and preparing for the consummation of, the transactions contemplated hereby, (y) complying with Purchaser’s (or its affiliates’) bona fide legal, regulatory, tax, accounting (including CECL ALL methodology) or other compliance obligations or (z) ensuring compliance with the terms of, enforcing, defending or exercising any right or obligation in respect of this Agreement, the Company Articles, the Company Regulations or any other similar agreement or instrument relating to the Company (any of the foregoing, a “Permitted Purpose”); provided that, notwithstanding the foregoing, Purchaser (and its affiliates and its and its affiliates’ respective Representatives) shall be free to use for any purpose any information in intangible form, retained in the unaided memory of such Persons, relating to or resulting from access to Confidential Information (it being understood that the foregoing shall not permit disclosure by Purchaser (or its affiliates and its and its affiliates’ respective Representatives) of any Confidential Supervisory Information or by any Purchaser Director of any Confidential Information provided to him or her in connection with his or her service on the Board of Directors); provided further that the Confidential Information shall not include information that (A) was or becomes generally available to the public, other than as a result of a disclosure by Purchaser, its affiliates or their respective Representatives in violation of this Section 3.3(b), (B) was or becomes available to Purchaser, its affiliates or their respective Representatives on a non-confidential basis from a source (other than the Company, its affiliates, or any of their respective Representatives), so long as such source was not, to Purchaser’s, its affiliates’ or their respective Representatives’ (as applicable) knowledge after reasonable inquiry, subject to any obligation to the Company or its Subsidiaries to keep such information confidential, (C) at the time of disclosure is already in the possession of Purchaser, its affiliates or their respective Representatives, so long as such information is not, to Purchaser’s, its affiliates’ or their respective Representatives’ (as applicable) knowledge after reasonable inquiry, subject to any obligation to the Company or its Subsidiaries to keep such information confidential or (D) was independently developed by Purchaser, its affiliates or its or their respective Representatives without reference to, incorporation of, reliance on or other use of any Confidential Information.

(c) Each of the Company and Purchaser agrees, on behalf of itself, its affiliates and its and its affiliates’ respective Representatives, that Confidential Information may be disclosed by Purchaser and its affiliates solely (i) to Purchaser’s affiliates and its and their respective Representatives to the extent required for a Permitted Purpose; provided that such Persons are subject to customary confidentiality and non-disclosure obligations, and (ii) in the event that Purchaser, any of its affiliates or any of its or their respective Representatives are required by Law or requested or required by any Governmental Entity (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, in each case, so long as Purchaser, its affiliates and its and their respective Representatives (as applicable), to the extent reasonably practicable and permitted by Law, (A) promptly provide notice thereof to the Company, (B) reasonably cooperate with the Company (at the Company’s sole expense) to resist or narrow such request or requirement, including in seeking a protective order or other appropriate remedy, prior to any such disclosure and (C) limit such disclosure to that which is then so required or requested and use reasonable efforts to obtain assurances that confidential treatment will be accorded to such disclosed Confidential Information; provided that, for the avoidance of doubt, the foregoing clauses (A), (B) and (C) shall not apply to disclosure requests or requirements of a Governmental Entity which are not specifically targeted at this Agreement, the parties hereto or the transactions contemplated hereby.

Section 3.4 Public Disclosure.

(a) The Company and Purchaser acknowledge and agree that the initial public announcement with respect to this Agreement and the transactions contemplated hereby shall be mutually agreed between the Company and Purchaser.

(b) (i) Following the initial announcement referenced in Section 3.4(a), the Company shall not (and shall cause its affiliates and its and their respective Representatives not to) make any public release, statement or announcement in respect of this Agreement or the proposed or actual investment in the Company by Purchaser contemplated hereunder or the transactions contemplated hereby and (ii) Purchaser shall not (and shall cause its affiliates and its and their respective Representatives not to) make any public release, statement or announcement in respect of this Agreement, the proposed or actual investment in the Company by Purchaser contemplated hereunder or the transactions contemplated hereby, in each case, except (A) as required by applicable Law, in which case, to the extent permitted by such Law and practicable under the circumstances, the party required to make such release, statement or announcement shall consult with the other party about, and allow the other party reasonable time to comment on (and shall consider such comments in good faith), such release, statement or announcement in advance of such issuance, (B) communications by either party to its employees that are reasonably necessary or advisable in connection with the Share Issuances, (C) customary communications by either party with its shareholders that are reasonably necessary or advisable in connection with the proposed or actual investment in the Company by Purchaser that are not inconsistent with the initial announcement referenced in Section 3.4(a) or any subsequent mutually agreed public disclosures, (D) with the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed) or (E) for such releases, statements or announcements solely containing information that is consistent with other such releases, statements or announcements made on or after the date hereof in compliance with this Section 3.4.

Section 3.5 Pre-Closing Period Conduct.

(a) From the date of this Agreement until the earliest to occur of (A) the Business Day following the Second Closing, (B) the termination of this Agreement pursuant to Section 5.1(a) and (C) the termination of the Second Share Issuance Provisions pursuant to Section 5.1(b) (the “Pre-Closing Period”), except (i) as may be required by any Law that is applicable to the Company or any of its Subsidiaries or as may be required by any Governmental Entity, (ii) with the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed) or (iii) as may be expressly contemplated or required by this Agreement (including as set forth in the Company Disclosure Letter), the Company shall, and shall cause each of its Subsidiaries to, (A) carry on its business in the ordinary course of business consistent with past practice in all material respects; provided, however, that no action by the Company or any of its Subsidiaries with respect to matters specifically addressed by any provision of Section 3.5(b) shall be deemed a breach of this clause (A) of Section 3.5(a) unless such action constitutes a breach of such provision of Section 3.5(b); and (B) take no action that would reasonably be expected to adversely and materially affect or materially delay the ability to obtain any Requisite Regulatory Approval or other Governmental Approvals that are necessary or advisable to consummate the transactions contemplated hereby.

(b) During the Pre-Closing Period, except (i) as may be required by any Law that is applicable to the Company or any of its Subsidiaries or as may be required by any Governmental Entity, (ii) with the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), (iii) as may be expressly contemplated or required by this Agreement or (iv) as set forth in Section 3.5(b) of the Company Disclosure Letter, the Company shall not, and shall cause its Subsidiaries not to:

(i) effect a Reorganization or adjust, split, combine, subdivide or reclassify any outstanding shares of its capital stock or other equity or voting interests, or any securities convertible into or exchangeable or exercisable for its capital stock or other equity or voting interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock or other equity or voting interests;

(ii) issue, sell, grant or otherwise permit to become outstanding any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests; provided that the Company may (A) grant Company Equity Awards and purchase rights under the Company ESPP in the ordinary course of business consistent with past practice and (B) issue shares of Common Stock upon exercise or settlement of Company Equity Awards or the purchase of shares of Common Stock under the Company ESPP, in each case, in accordance with their respective terms;

(iii) redeem, repurchase or otherwise acquire any outstanding shares of its capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests (other than (A) the surrender of shares of Common Stock by holders of Company Options in order to pay the exercise price of such Company Options, (B) the withholding of shares of Common Stock to satisfy Tax obligations with respect to Company Equity Awards or (C) the acquisition by the Company of Company Equity Awards in connection with the forfeiture of such awards);

(iv) establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests, other than (A) regular quarterly cash dividends in an amount consistent with past practice or (B) dividends paid by any of the Subsidiaries of the Company to the Company or any of its wholly owned Subsidiaries;

(v) amend (including by any restatement or supplement) (A) the Company Articles to opt back into Section 1701.831 of the OGCL or (B) the Company Articles, the Company Regulations or any other organizational documents of the Company or any of its Subsidiaries if such amendment (including by any restatement or supplement) would disproportionately adversely affect Purchaser relative to other holders of Common Stock (including any change that would adversely affect Purchaser with respect to Purchaser’s rights under this Agreement);

(vi) make any acquisition (including by merger or other Business Combination) of the capital stock or any other equity interest or a material portion of the assets of any other Person, if the aggregate amount of consideration paid or transferred by the Company and its Subsidiaries in connection with all such transactions would exceed $1 billion, other than in connection with internal restructurings or reorganizations with respect to the Subsidiaries of the Company;

(vii) sell, license, lease, transfer or otherwise dispose of, in a single transaction or series of related transactions, any of its properties, rights or assets for consideration, either individually or in the aggregate, in excess of $1 billion, except (A) dispositions of inventory and dispositions of obsolete, surplus or worn-out assets or assets that are no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, (B) transfers among the Company and its wholly owned Subsidiaries, (C) leases and subleases of real property owned by the Company or its

Subsidiaries and leases of real property under which the Company or any of its Subsidiaries is a tenant or a subtenant and voluntary terminations or surrenders of such leases or subleases, in each case within this clause (C) in the ordinary course of business consistent with past practice, (D) sales of real property owned by the Company or its Subsidiaries in the ordinary course of business consistent with past practice or (E) non-exclusive licenses of intellectual property granted in the ordinary course of business consistent with past practice;

(viii) enter into any new, or amend, terminate or renew in any material respect, any material Contract between the Company or one of its Subsidiaries, on the one hand, and any of its affiliates (other than the Company’s Subsidiaries) or any officer or director of the Company or any of its Subsidiaries, on the other hand, outside the ordinary course of business consistent with past practice;

(ix) take any action to adopt or implement a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring or other reorganization, other than any such actions taken with respect to the Subsidiaries of the Company; or

(x) agree to take, make any commitment to take or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by this Section 3.5(b).

Section 3.6 Notice of Certain Events. During the Pre-Closing Period, each party shall promptly notify the other in writing of the occurrence of (a) any event that (i) calls into question the validity of this Agreement or any actions taken or to be taken by the parties or their affiliates with respect hereto or (ii) threatens or seeks to enjoin or otherwise restrain the transactions contemplated hereby, (b) any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, constitutes or would reasonably be expected to give rise to a Material Adverse Effect or (c) any other event which such party believes would or would reasonably be expected to give rise, either individually or in the aggregate, to the failure of a condition in Section 1.2(b).

Section 3.7 NYSE Listing of Shares. The Company shall as promptly as practicable following the date of this Agreement (and in any event prior to the applicable Closing) cause the Shares to be approved for listing on the NYSE, subject only to official notice of issuance.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1 Transfer Restrictions.

(a) Lock-Up. From and after the First Closing, Purchaser shall not (and shall not permit its affiliates to), directly or indirectly, Transfer any Shares or Hedge its exposure to such Shares, except (i) as otherwise expressly permitted hereunder and (ii) that following the earlier of (1) the first anniversary of the Second Closing Date and (2) 90 days following the termination of the Second Share Issuance Provisions pursuant to Section 5.1(b) (the “Lock-Up

End Date”), the Transfer restrictions set forth in this Section 4.1(a) shall cease to apply to such Shares.

(b) Market Impact. Subject to the Company’s compliance with Section 4.4(a) and Annex A hereto, except in connection with a Business Combination, from and after the Second Closing, Purchaser agrees to effect any Transfers of Shares through an underwritten offering or other marketed offering or block trade (whether public or private) or direct placement until the time at which Purchaser and its affiliates Own less than 4.99% of the issued and outstanding Common Stock (other than any such shares held for passive investment only by Purchaser or its affiliates (1) that are banks, broker-dealers, investment advisers, asset management companies, investment companies, insurance companies or trustees or (2) that are affiliated pension or employee benefit plans or trusts).

(c) Permitted Transfers. Notwithstanding anything to the contrary in this Section 4.1, Purchaser and its affiliates may at any time Transfer any portion or all of its Shares as follows:

(i) to any affiliate of Purchaser that agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement;

(ii) pursuant to a Business Combination or Reorganization; provided that such transaction has been approved by the Board of Directors (including any committee thereof);

(iii) in connection with (A) Purchaser and its affiliates’ ordinary course security-pledging activity and (B) Transfers pursuant to or following exercise of applicable remedies by creditors of Purchaser and its affiliates;

(iv) to the Company; or

(v) to the extent Purchaser determines, based on the advice of external legal counsel and following consultation with the Company, that such Transfer is necessary or advisable to avoid a Materially Burdensome Condition or to comply with the level of ownership for which Purchaser has received prior approval under Section 3 of the BHC Act; provided that (A) Purchaser will consider, to the extent commercially reasonable, such modifications or arrangements or other actions, in each case, that may avoid the imposition of the Materially Burdensome Condition without the Transfer of its Shares and (B) if Purchaser determines, based on the advice of external legal counsel and following consultation with the Company, that such Transfer is necessary or advisable to avoid a Materially Burdensome Condition, Purchaser will first offer any Shares proposed to be Transferred to the Company in accordance with the right of first offer provisions set forth in Section 4.4(b).

(d) To the extent any Transfer of Shares held by Purchaser is not prohibited by this Section 4.1, the Company shall reasonably cooperate with Purchaser and its transfer agent to facilitate the timely preparation, delivery and Transfer of such Shares held by Purchaser, including by using reasonable best efforts to (i) provide an indemnity to its transfer agent such that no transferor or transferee with respect to any such Transfer of Shares is required to provide a medallion guarantee or similar assurance to effect such Transfer or any subsequent Transfer of such Shares; (ii) deliver customary instruction letters from the Company or its counsel to the Company’s transfer agent; (iii) deliver customary legal opinions of counsel to the Company to the Company’s transfer agent in connection with the Transfer of such Shares; (iv) provide for the Transfer of such Shares without restrictive legends as permitted by Section 4.8 and (v) otherwise facilitate the Transfer of such Shares. For purposes of this Section 4.1(d) only, the term “Transfer” shall include any action with respect to Shares for which the Company’s transfer agent may require a medallion guarantee, legal opinion, letter of instruction or similar assurance or other customary deliverables, including, for example, moving Shares between accounts directly owned by or in the name of the same Person.

(e) The Transfer restrictions set forth in Sections 4.1(a)-(b) shall cease to apply (i) if the provisions of Section 4.2(a) become void and of no further force and effect pursuant to Section 4.2(d) or (ii) upon the Company’s publicly announcing a Business Combination that would result in a Change of Control.

Section 4.2 Standstill.

(a) Purchaser agrees that, from the date of this Agreement until the earliest to occur of (x) a Change of Control, (y) the five-year anniversary of the earlier of (1) the Second Closing and (2) the termination of the Second Share Issuance Provisions pursuant to Section 5.1(b) (provided that if the Second Share Issuance Provisions are terminated pursuant to Section 5.1(b), the restrictions in Section 4.2(a)(i), (ii) and (iv) (solely with respect to Section 4.2(a)(i) and (ii)) shall cease to apply immediately), and (z) the termination of this Agreement pursuant to Section 5.1(a), Purchaser shall not, and shall cause its affiliates not to (and Purchaser and its affiliates will not assist, form or become a member of any a group within the meaning of Section 13(d)(3) of the Exchange Act, act in concert or participate with or encourage other Persons to), directly or indirectly:

(i) acquire or offer to acquire, seek, propose or agree to acquire, by means of a purchase, tender or exchange offer, business combination, or in any other manner, beneficial ownership or constructive economic ownership, including through any security, contract right or derivative position the value of which to the “owner” increases with an increase in the value of any equity securities (or other securities derived from the value of any equity securities) of the Company, without regard to any Hedge that may have been entered into with respect to such position or assets in connection with an asset management contract of the Company or any of its affiliates, including rights or options to acquire such ownership, in each case if (and only if), after giving effect to such acquisition, Purchaser and its affiliates together would Own more than 19.99% of the issued and outstanding shares of Common Stock;

(ii) seek or propose to advise, change or control the management, Board of Directors, governing instruments or policies or affairs of the Company or any of its affiliates, including by (A) means of a solicitation of proxies (as such terms are defined in Rule 14a-1 under the Exchange Act, disregarding Rule 14a-1(l)(2)(iv) thereunder), including any otherwise exempt solicitation pursuant to Rule 14a-

2(b) under the Exchange Act, (B) knowingly seeking to advise or direct the vote of any holder of voting securities of the Company or its affiliates or (C) making a request to amend or waive any provision of this Section 4.2(a);

(iii) except for Transfers of the kind described in Section 4.1(c)(i) and (ii), knowingly Transfer its Shares to (A) any one Person (or group of related Persons) if such Transfer would, to Purchaser’s knowledge, result in such Person (or group of related Persons) being required to make a filing on Schedule 13D in respect of its Share ownership, (B) an Activist Shareholder, or (C) a U.S. bank or bank holding company (or a company subject to the provisions of the BHC Act by virtue of Section 8 of the International Banking Act of 1978) with U.S. assets of $10 billion or greater; provided that the foregoing shall not prohibit Transfers to any Person who is acting as an underwriter, agent or similar function in connection with a public or private offering of securities; or

(iv) make any public disclosure, or take any action that could reasonably be expected to require either party to make a public disclosure, with respect to any of the matters set forth in this Section 4.2(a).

(b) Notwithstanding anything to the contrary in this Agreement, nothing contained in this Agreement, including Section 4.2(a), shall prevent :

(i) Purchaser and its affiliates from Owning or acquiring up to 19.99% of the issued and outstanding shares of Common Stock;

(ii) Purchaser and its affiliates from (A) prior to the second anniversary of the Second Closing, making a request to the Board of Directors for its consent (which shall not be unreasonably withheld, conditioned or delayed) to permit Purchaser to make and submit an Acquisition Proposal or (B) following the second anniversary of the Second Closing, making and submitting to the Company or the Board of Directors any Acquisition Proposal, in each case, that is intended by Purchaser or its applicable affiliate to be made and submitted on a non-publicly disclosed or announced basis, or any confidential request for the Company or the Board of Directors to waive, amend or provide a release of any provision of this Section 4.2 (whether or not in connection with such Acquisition Proposal); provided such request and any related discussions (x) are kept strictly confidential by Purchaser, its affiliates and its and their respective Representatives and (y) would not and would not reasonably be expected to require public disclosure by either party (or any of their respective affiliates) pursuant to any Law or the rules, regulations or requirements of any national securities exchange or inter-dealer quotation system on which any party’s or its affiliates’ securities may be listed or quoted; and

(iii) Purchaser and its affiliates from voting any Common Stock (subject to Section 4.7), selling or otherwise transferring any Common Stock, Hedging any Common Stock, participating in rights offerings made by the Company to all holders of Common Stock, receiving any dividends or other distributions with respect to any securities of the Company held by Purchaser or its affiliates, tendering shares of Common

Stock or securities issued pursuant to Section 4.5 into any tender or exchange offer (subject to Section 4.7), or acquiring any securities of the Company pursuant to Section 4.5.

(c) Notwithstanding anything to the contrary in the foregoing, the provisions of this Section 4.2 shall not, and are not intended to, affect the manner in which any Purchaser Director may (i) vote on any matter submitted to the Board of Directors, (ii) participate in deliberations or discussions of the Board of Directors (including making suggestions or raising issues to the Board of Directors) in his or her capacity as a member of the Board of Directors or (iii) take actions required by his or her exercise of legal duties and obligations as a member of the Board of Directors or refrain from taking any action prohibited by his or her legal duties and obligations as a member of the Board of Directors; provided that the ability of Purchaser Directors to participate in votes, deliberations or discussions of the Board of Directors with regard to Acquisition Proposals and other matters that may present a conflict of interest shall be governed by Section 4.6(j).

(d) Notwithstanding anything to the contrary herein, the provisions of Section 4.2(a) shall become void and of no further force and effect upon the Company’s publicly announcing the commencement of a process, or its intention to commence a process, to evaluate strategic alternatives for the Company.

Section 4.3 Acquisition Proposals. The Company shall (a) as promptly as practicable after (i) it receives an Acquisition Proposal in writing or (ii) the Board of Directors becomes aware of an oral Acquisition Proposal received by an officer of the Company (the event described in clause (i) or (ii), a “Notification Trigger”) (and in any event within 24 hours of a Notification Trigger) provide Purchaser with written notice of the receipt of such Acquisition Proposal and (b) provide Purchaser with a reasonable opportunity to participate in any sell-side process in which the Company engages.

Section 4.4 Registration Rights; ROFO.

(a) Purchaser and the Company acknowledge and agree that, during the period (i) commencing on the earlier of (A) the Second Closing and (B) the termination of the Second Share Issuance Provisions pursuant to Section 5.1(b) and (ii) ending on the date that Purchaser (together with its affiliates) ceases to beneficially own any shares of capital stock of the Company, Purchaser and its affiliates shall be entitled to the registration rights set forth in Annex A hereto in respect of the shares of Common Stock beneficially owned by Purchaser or any of its affiliates.

(b) In the event that Purchaser proposes (i) to Transfer any shares of Common Stock to a third party in order to avoid the imposition of a Materially Burdensome Condition pursuant to its rights under Section 4.1(c)(v) (a “Regulatory Hardship Transfer”) or (ii) to sell a number of shares of Common Stock (other than any such shares held for passive investment only by Purchaser or its affiliates (1) that are banks, broker-dealers, investment advisers, asset management companies, investment companies, insurance companies or trustees or (2) that are affiliated pension or employee benefit plans or trusts) with aggregate expected gross proceeds greater than $250 million in any single transaction or series of related transactions (in each case, other than to (x) an affiliate or (y) pursuant to an open market transaction or a Rule 144 distribution), then Purchaser shall provide the Company with prior written notice of such proposed sale (a “ROFO Offer Notice”) at least 10 Business Days (or one Business Day (A) for any Regulatory Hardship Transfer (or such shorter period as is reasonably necessary under the circumstances) or (B) if the Transfer will be pursuant to an underwritten offering or any other marketed offering or block trade (a “Market Deal” and any such proposed sale that is not a Market Deal, a “Non-Market Deal”)) prior to effecting any such sale, specifying the number of shares of Common Stock to be sold or anticipated to be sold (the “Offered Shares”) and the price (which may be a formula or unspecified future closing or market clearing price) at which the Offered Shares are proposed to be sold (the “ROFO Offer Price”) and any other material terms of the proposed sale (to the extent known). The Company will have the right (but not the obligation) to purchase (x) in the case of a Non-Market Deal, all, but not less than all, of the Offered Shares or (y) in the case of a Market Deal, up to 50% of the Offered Shares, in each case, at a price equal to the ROFO Offer Price, by delivering irrevocable written notice of such election to Purchaser (a “ROFO Election Notice”) (1) in the case of a Non-Market Deal, within 10 Business Days after receipt by the Company of the ROFO Offer Notice, (2) in the case of a Market Deal, prior to the launch of such Market Deal (it being understood that the date and time of launch may be specified by Purchaser) or (3) in the case of a Regulatory Hardship Transfer, within one Business Days after receipt by the Company of the ROFO Offer Notice. If the Company elects to purchase the Offered Shares from Purchaser, such purchase shall (x) in the case of a Non-Market Deal, be consummated as soon as practicable after the delivery of the ROFO Election Notice, but in any event within five Business Days of the delivery of the ROFO Election Notice and (y) in the case of a Market Deal, be settled concurrently with the Market Deal or at such other time and date as may be agreed by the parties, subject to market conditions and Purchaser’s determination (made in its sole discretion) to delay or abandon such Market Deal. If the Company does not timely deliver a ROFO Election Notice (or fails to timely purchase the Offered Shares), Purchaser shall be permitted to sell, during the 60 days following the Company’s failure to deliver notice or purchase the Offered Shares (or after such 60-day period if the Company makes a commitment to sell pursuant to a definitive written agreement during such 60-day period), all or a portion of the Offered Shares on terms at least as favorable (other than in de minimis respects) to Purchaser as set forth in the ROFO Offer Notice (including at a price equal to or greater than the ROFO Offer Price or, in the case of a Market Deal, at the then-market clearing price). Any proposed sale of shares of Common Stock by Purchaser after such 60-day period (unless pursuant to a definitive written agreement entered into during such 60-day period) will be subject to the right of first offer process and terms of this Section 4.4(b). The election by Company not to exercise its right of first offer in any one instance shall not affect the Company’s right of first offer as to any subsequent proposed sale of shares of Common Stock by Purchaser that is subject to this Section 4.4(b).

(c) If, following the Second Closing, a Business Combination occurs (i) pursuant to which the equityholders of the Company immediately prior to such Business Combination may receive or may elect to receive (in each case in whole or in part) equity securities that are, or that are exchangeable for or convertible into securities that are or will be, listed on a securities exchange and (ii) that results in a Change of Control, then the Company shall take all such actions as may be necessary or appropriate in order to ensure that the surviving or resulting entity of such Business Combination enters into a new agreement with Purchaser providing for the rights set forth in Section 4.4(a) on terms that are no less favorable to Purchaser than the terms set forth in Section 4.4(a) (including Annex A hereto). The Company agrees to effect any changes to this Agreement and to execute any other agreements, documents or other instruments in connection with such Business Combination that are necessary or appropriate to give effect to the intent of this Section 4.4(c).

Section 4.5 Pre-emptive Rights.

(a) Following the First Closing and prior to the 5% Fall-Away Date, solely to the extent permitted by Law, if the Company proposes to issue (including treasury shares), for cash, a number of shares of Common Stock or any security convertible into or exchangeable for Common Stock (other than an Excluded Issuance), then the Company shall:

(i) provide written notice to Purchaser of such proposed issuance (no less than 10 Business Days prior to the closing of such proposed issuance or, if the Company reasonably expects such issuance to be completed in less than 10 Business Days, such shorter period (which shall, in any event, not be less than five Business Days)), setting forth in reasonable detail (A) the expected price (which may be a formula or unspecified future closing price) and other terms of the proposed sale of such Common Stock or other instrument, as applicable, and (B) the amount of such Common Stock or other security, as applicable, proposed to be issued (the “Proposed Securities”); provided that, following the delivery of such notice, the Company shall deliver to Purchaser any such information Purchaser may reasonably request in order to evaluate the proposed issuance, except that the Company shall not be required to deliver any information that has not been or will not be provided or otherwise made available to the other proposed purchasers of the Proposed Securities; provided further that, if such information is subsequently provided to the proposed purchasers of the Proposed Securities, such information shall also be delivered to Purchaser substantially contemporaneously; and

(ii) offer to issue, convey and sell to Purchaser, on such terms (including price) as the Proposed Securities are issued, a portion of the Proposed Securities equal to the percentage of outstanding Common Stock Owned by Purchaser and its affiliates as of immediately prior to such issuance (such amount of Proposed Securities, the “Participation Portion”).

(b) Purchaser will have the right (but not the obligation), exercisable by irrevocable written notice to the Company, to accept the Company’s offer and irrevocably commit Purchaser (or its specified affiliate) to purchase any or all of the Participation Portion on the terms specified in such notice from the Company (the “Gross-up Right”), which notice must be provided within five Business Days after receipt of such notice from the Company, and the failure of Purchaser to respond within such time period shall be deemed an unconditional waiver of Purchaser’s Gross-up Rights with respect to such issuance of Proposed Securities. The closing of the exercise of such Gross-up Right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such Gross-up Right; provided, however, that the closing of any purchase of Proposed Securities by Purchaser may be extended beyond the closing of the sale of the Proposed Securities giving rise to such Gross-up Right solely to the extent necessary to obtain required Governmental Approvals to consummate the sale, issuance and purchase of Proposed Securities to Purchaser pursuant to such Gross-up Right. Upon the expiration of the offering period described above, the Company will be free to sell such Proposed Securities that Purchaser has not elected to purchase during the 60 days following such expiration on terms and conditions not more favorable (other than in de minimis respects) to the purchasers thereof than those offered to Purchaser in the notice delivered in accordance with Section 4.5(a). Any Proposed Securities offered, issued, conveyed or sold by the Company after such 60-day period must be reoffered to issue, convey or sell to Purchaser pursuant to and subject to the terms of this Section 4.5. Notwithstanding anything in this Section 4.5 to the contrary, the Company shall not be under any obligation to consummate any proposed issuance of Proposed Securities giving rise to any Gross-up Right, and there shall be no liability under this Section 4.5 on the part of the Company or any of its Subsidiaries to Purchaser, its affiliates or any other Person if the Company does not consummate a previously proposed issuance of Proposed Securities, regardless of whether Purchaser has delivered an irrevocable notice pursuant to this Section 4.5(b).

(c) The election by Purchaser not to exercise its Gross-up Right in any one instance shall not affect Purchaser’s Gross-up Right as to any subsequent proposed issuance of Proposed Securities.

(d) The Company shall use its reasonable best efforts to secure (or cooperate with Purchaser to secure, as applicable) any Governmental Approvals, shareholder approvals or other approvals or consents necessary in connection with the offer or reoffer to Purchaser of any Proposed Securities, including any approvals pursuant to the BHC Act or the Bank Act; provided, however, that the Company shall have no obligations pursuant to Section 4.5(a)-(b) to issue and sell to Purchaser any Proposed Securities (or to seek related approvals or consents pursuant to this sentence) if the Board of Directors determines in good faith and based on the reasonable advice of external counsel (such counsel to be a law firm possessing recognized expertise with respect to Laws in the applicable jurisdiction(s) at issue), to the extent permitted by Law after consultation with Purchaser, that the exercise of Purchaser’s Gross-up Right (or any portion thereof) would (i) result in a materially adverse regulatory consequence to the Company or its Subsidiaries, (ii) violate any Laws or (iii) require the Company to obtain any shareholder approval in respect of the issuance of any Proposed Securities under the listing rules of the NYSE or any other securities exchange or any other Law; provided further, however, that if the Company is relying on the foregoing proviso, it must use reasonable best efforts to provide prior written notice to Purchaser at least 10 Business Days prior to the completion of the issuance of such securities, and shall consider and discuss with Purchaser in good faith whether the offering of Proposed Securities can be structured without triggering the conditions set forth in the foregoing proviso. Without limiting the Company’s obligations pursuant to the immediately preceding sentence, in the event that the Company is not required to offer or reoffer to Purchaser any Proposed Securities because such issuance would require the Company to obtain approval of the Company’s shareholders in respect of the issuance of any Proposed Securities under the listing rules of the NYSE or any other applicable securities exchange or any other Law, the Company shall, upon Purchaser’s reasonable request delivered to the Company in writing within no later than five Business Days following its receipt of the written notice of such issuance to Purchaser pursuant to Section 4.5(a)(i), consider and discuss in good faith modifications proposed by Purchaser to the terms and conditions of such portion of the Proposed Securities that would otherwise be issued to Purchaser such that the Company would not be required to obtain approval in respect of the issuance of such Proposed Securities as so modified. Notwithstanding the foregoing, in the event of a public offering (as defined under the listing rules of the NYSE), upon Purchaser’s request, the Company shall use reasonable best efforts to provide Purchaser the ability to participate in such public offering.

(e) Notwithstanding anything herein to the contrary, Purchaser shall have no right to purchase Proposed Securities pursuant to this Section 4.5 if, at the applicable time, (i) Purchaser is not an Institutional Accredited Investor acting for its own account (and not for the account of others), or (ii) Purchaser’s intended resale of such Proposed Securities would cause Purchaser to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act.

(f) If, following a Business Combination that does not result in a Change of Control, Purchaser (together with its affiliates) would own a lower percentage of the voting securities issued and outstanding of the surviving or resulting entity of such Business Combination (the “Post-Business Combination Ownership Interest”) than Purchaser’s percentage of the outstanding Common Stock Owned by Purchaser and its affiliates as of immediately prior to such Business Combination (the “Pre-Business Combination Ownership Interest”), then the Company shall take all such actions as may be necessary or appropriate in order to ensure that Purchaser may validly and legally acquire voting securities of the surviving or resulting entity of such Business Combination such that Purchaser’s Post-Business Combination Ownership Interest equals Purchaser’s Pre-Business Combination Ownership Interest less 4%. In the event that such Business Combination includes (i) an issuance of shares of Common Stock in an acquisition by the Company or its Subsidiaries of any business or assets of a third party or (ii) any other non-cash consideration, the amount to be paid by Purchaser in cash in lieu of such Common Stock or such other non-cash consideration shall be equal to (A) the volume-weighted average closing share price of Common Stock for the five consecutive trading days prior to the date of such issuance (in the case of clause (i)) or (B) the fair market value of such other non-cash consideration at the time of the consummation of such Business Combination (in the case of clause (ii)). The Company shall provide valuation analyses and any other information regarding the calculation of such amount as reasonably requested by Purchaser. For the avoidance of doubt, Purchaser’s acceptance and commitment to purchase any or all of the voting securities of the surviving or resulting entity as provided for in this Section 4.5(f) shall be subject to (1) Purchaser’s acceptance of the price no later than five Business Days following the completion of the calculation of such share price (in the case of clause (i) above) or (2) Purchaser’s acceptance of the determination of the fair market value of such other non-cash consideration (in the case of clause (ii) above).

(g) If, following the Second Closing, either (i) a Business Combination occurs (x) pursuant to which the equityholders of the Company immediately prior to such Business Combination may receive or may elect to receive (in each case in whole or in part) equity securities that are, or that are exchangeable for or convertible into securities that are or will be, listed on a securities exchange and (y) that does not result in a Change of Control or (ii) a Reorganization occurs, then the Company shall take all such actions as may be necessary or appropriate in order to ensure that the issuer of such equity securities (in the case of a Business Combination) or new holding company (in the case of a Reorganization) shall assume all obligations of the Company under this Section 4.5 or enter into a new agreement with Purchaser providing Purchaser with equivalent rights and with terms that are no less favorable to Purchaser than the terms set forth in this Section 4.5. The Company agrees to effect any changes to this Agreement and to execute any other agreements, documents or other instruments in connection with such Business Combination or Reorganization that are necessary or appropriate to give effect to the intent of this Section 4.5(g).

(h) The Company shall use its reasonable best efforts to secure (or cooperate with Purchaser to secure, as applicable) any Governmental Approvals, shareholder approvals or other approvals or consents necessary in connection with its obligations under Sections 4.5(f)-(g), including any approvals pursuant to the BHC Act or the Bank Act.

Section 4.6 Election of Directors.

(a) Prior to the Second Closing, the Company will take all actions necessary (including, if necessary, increasing the size of the Board of Directors) to cause the election or appointment to the Board of Directors of the number of Purchaser Nominees that Purchaser is entitled to designate pursuant to Section 4.6(b) (such individuals, the “Initial Purchaser Director Nominees”) to serve for a term expiring at the first annual meeting of the Company’s shareholders ending after the Second Closing and until their successors are duly elected and qualified. The parties acknowledge and agree that (i) one of the Initial Purchaser Director Nominees shall be a senior officer of Purchaser selected by Purchaser in its sole discretion and (ii) one of the Initial Purchaser Director Nominees shall be a third-party designee reasonably acceptable to the Company (the “Third-Party Designee”), in each case subject to Section 4.6(f). For the avoidance of doubt, the Initial Purchaser Director Nominees shall serve on the Board of Directors effective immediately upon the Second Closing; provided that, if Purchaser has not informed the Company of its selection for one or both of its Initial Purchaser Director Nominees as of such time, then the Company will, promptly (and in any event within 20 Business Days) after receiving a written notice that such Initial Purchaser Director Nominee or Initial Purchaser Director Nominees has been selected, elect or appoint such Initial Purchaser Director Nominee or Initial Purchaser Director Nominees to the Board of Directors, subject to the terms of this Section 4.6.

(b) Following the Second Closing, prior to the occurrence of the 5% Fall-Away Date, Purchaser shall have the right to designate, pursuant to this Section 4.6, a number of Purchaser Nominees proportional to the percentage of issued and outstanding Common Stock Owned by Purchaser and its affiliates, but, in any event, (i) prior to the 10% Fall-Away Date, at least two members of the Board of Directors, (ii) prior to the 5% Fall-Away Date, at least one member of the Board of Directors and (iii) in all cases, no greater than 24% (rounded down to the nearest whole number) of the total members of the Board of Directors (it being understood that in no event will Purchaser have a right to designate a number of Purchaser Nominees that, upon election to the Board of Directors, would cause Purchaser to be presumed to “control” the Company pursuant to the BHC Act). The following table provides an illustrative example of the foregoing (assuming a 15-member Board of Directors):

Purchaser Ownership Percentage	Number of Purchaser Nominees (Assuming Board Size of 15)
≥10% and <20%	2
≥5% and <10%	1
<5%	0

Upon the occurrence of the 10% Fall-Away Date, at the written request of the Board of Directors, in the event that there are two or more Purchaser Directors at such time, all except one of the Purchaser Directors shall immediately resign (such selection to be made by Purchaser in its sole discretion), and Purchaser shall direct such Purchaser Director immediately to resign, from the

Board of Directors effective as of the 10% Fall-Away Date. Upon the occurrence of the 5% Fall-Away Date, at the written request of the Board of Directors, each Purchaser Director shall immediately resign, and Purchaser shall direct each such Purchaser Director immediately to resign, from the Board of Directors effective as of the 5% Fall-Away Date, and Purchaser shall no longer have any rights under this Section 4.6, including, for the avoidance of doubt, any designation or nomination rights under Section 4.6(c).

(c) Following the Second Closing and until the occurrence of the 5% Fall-Away Date, at any annual meeting of the Company’s shareholders at which the term of one or more Purchaser Directors shall expire, Purchaser shall have the right to designate a number of Purchaser Nominees not to exceed the number of Purchaser Nominees that Purchaser is then entitled to designate for nomination or election to the Board of Directors pursuant hereto; provided that Purchaser will consult with the Company before determining not to re-nominate the Third-Party Designee at any annual meeting. The Company shall include each Purchaser Nominee designated by Purchaser in accordance with this Section 4.6(c) in the Company’s slate of nominees for the applicable annual meeting of the Company’s shareholders and shall recommend that the holders of Common Stock vote in favor of such Purchaser Nominees and shall support the Purchaser Nominees (including via solicitation of proxies) in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate. Without the prior written consent of Purchaser, so long as Purchaser is entitled to designate any Purchaser Nominee for election to the Board of Directors pursuant hereto, the Board of Directors shall not remove any Purchaser Director from his or her directorship, except as required by Law or the Company Articles or the Company Regulations or other Company policies or guidelines applicable to all other directors of the Company (in which case Purchaser’s right to designate Purchaser Nominees for nomination or election to the Board of Directors, whether at any annual meeting of the Company’s shareholders or to fill a vacancy resulting from the death, disability, resignation or removal of any Purchaser Director as a member of the Board of Directors, and the Company’s obligation to nominate such Purchaser Nominees for election to the Board of Directors, in each case as set forth in this Section 4.6(c), are preserved).

(d) Each Purchaser Director shall have the right to serve on one standing committee of the Board of Directors, which standing committee shall be different than the standing committee on which at least one other Purchaser Director (if more than one) serves, as determined by the Company, subject in each case to the requirements of the NYSE and applicable Law. In addition, in the event the Board of Directors establishes any new committees, including any special, strategic review, transaction or similar committee (but excluding any pricing committee established in connection with the pricing of a securities offering), Purchaser shall have the right to designate one Purchaser Director to serve on any such committee of the Board of Directors, subject to the requirements of the NYSE and applicable Law (it being understood that no Purchaser Director shall have the right to serve on any committee that was formed to evaluate (i) an Acquisition Proposal (provided that, upon the request of a Purchaser Director, the independent members of the Board of Directors may waive the foregoing restriction in connection with an Acquisition Proposal that is not in respect of a Change of Control) or (ii) for another purpose or matter that he or she is reasonably likely to have a conflict of interest (as reasonably determined in good faith by the other independent (as defined pursuant to the rules of the NYSE and the applicable rules and regulations of the Securities and Exchange Commission) members of the Board of Directors in their sole discretion). Without limiting the foregoing, the

Purchaser Directors shall in all cases comprise 25.0% or less of the total membership of any committee of the Board of Directors.

(e) In the event of the death, disability, resignation or removal of any Purchaser Director as a member of the Board of Directors (other than resignation pursuant to Section 4.6(b)), Purchaser, if it is entitled to designate one or more directors pursuant to this Section 4.6, may designate a Purchaser Nominee to replace such Purchaser Director and, subject to Section 4.6(f) and any applicable provisions of the OGCL, the Company shall take all actions necessary to cause such Purchaser Nominee to fill such resulting vacancy; provided that if the Purchaser Director to be replaced is the initial Third-Party Designee (or one of his or her subsequent replacements), the Purchaser Nominee to fill such resulting vacancy shall be another third-party designee reasonably acceptable to the Company.

(f) The Company’s obligations to have any Purchaser Nominee elected to the Board of Directors or nominate any Purchaser Nominee for election as a director at any meeting of the Company’s shareholders pursuant to this Section 4.6, as applicable, shall in each case be subject to (i) such Purchaser Nominee’s satisfaction of all requirements regarding service as a director of the Company under applicable Law regarding service as a director of the Company and all other criteria and qualifications for service as a director (including Company policies or guidelines) applicable to all directors of the Company, (ii) any necessary or appropriate Governmental Approvals and (iii) such Purchaser Nominee meeting all independence requirements under the listing rules of the NYSE; provided that in no event shall such Purchaser Nominee’s relationship with Purchaser or its affiliates nor the ownership by Purchaser (together with its affiliates) of any shares of Common Stock, in and of itself, be considered to disqualify such Purchaser Nominee from being a member of the Board of Directors pursuant to this Section 4.6, so long as Purchaser is not deemed to “control” the Company under the BHC Act or the Bank Act. Purchaser will direct each Purchaser Nominee to make himself or herself reasonably available for interviews and to consent to such reference and background checks or other investigations as the Board of Directors may reasonably request to determine the Purchaser Nominee’s eligibility and qualification to serve as a director of the Company. Purchaser acknowledges that, while a Purchaser Director serves on the Board of Directors, such Purchaser Director will be subject to applicable Law, the Company Articles, the Company Regulations and Company policies and guidelines, including with respect to confidentiality and other restrictions on information sharing, in each case, to the extent related to service as a director and applicable to all directors of the Company. No Purchaser Nominee shall be eligible to serve on the Board of Directors if he or she has been involved in any of the events enumerated under Item 2(d) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act or is subject to any Order that is then in effect prohibiting service as a director of any (A) bank holding company pursuant to the BHC Act or (B) public company.

(g) The Company shall indemnify the Purchaser Directors and provide the Purchaser Directors with director and officer insurance to the same extent as the Company indemnifies and provides such insurance to other members of the Board of Directors, pursuant to the Company Articles, the Company Regulations, the OGCL or otherwise, but subject to the terms thereof. The Company acknowledges and agrees that the Company (1) is the indemnitor of first resort (i.e., its obligations to the Purchaser Directors are primary and any obligation of Purchaser or its affiliates to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Purchaser Directors are secondary) and (2) shall be required to advance the amount of expenses incurred by the Purchaser Directors and shall be liable for the amount of all expenses and liabilities incurred by the Purchaser Directors, in each case to the same extent as the Company indemnifies and provides such insurance to other members of the Board of Directors, pursuant to the Company Articles, the Company Regulations, the OGCL or otherwise, but subject to the terms thereof, without regard to any rights the Purchaser Directors may have against Purchaser or its affiliates.

(h) Prior to the 5% Fall-Away Date, the Company shall not (i) decrease the size of the Board of Directors to less than a total of three directors seats, (ii) decrease the size of the Board of Directors if such decrease would require the resignation of either or both Purchaser Nominees or (iii) decrease the size of the Board of Directors or take any other action or fail to take any action if such decrease, action or failure to take an action would result in the Purchaser Nominees comprising 25.0% or more of the Board of Directors.

(i) The parties hereto agree that the Purchaser Directors shall be entitled to (i) unless waived by the Purchaser Directors, cash or equity compensation from the Company in connection with their service as directors and (ii) reimbursement from the Company for the reasonable out-of-pocket fees or expenses incurred in connection with their service as directors, in each case in a manner consistent with the Company’s practices with respect to compensation or reimbursement, respectively, for other members of the Board of Directors, including reimbursement pursuant to customary indemnification arrangements.

(j) For the avoidance of doubt, subject to applicable Law and the terms of this Section 4.6, nothing in Section 3.3 shall limit the right of any Purchaser Director to participate in any meeting of the Board of Directors or receive any information that is otherwise made available to the Board of Directors; and, subject to applicable Law and the terms of this Section 4.6, the Company and its Subsidiaries shall prepare and provide, or cause to be prepared and provided, to each Purchaser Director (in his or her capacity as such) any materials or other information generally prepared for or given to other members of the Board of Directors, as and when prepared for or given to any such other members, or any other materials or other information relating to the management, operations and finances of the Company and its Subsidiaries as and when generally provided to directors of the Company or as and when reasonably requested by any Purchaser Director (in his or her capacity as such). Notwithstanding the foregoing, the Purchaser Directors shall not be entitled to attend and otherwise participate in, or be entitled to receive notice of or copies of minutes, consents or other materials provided to other members of the Board of Directors with respect to, and shall, to the extent applicable, waive notice of and recuse themselves from, any meeting of the Board of Directors or any committee thereof (or any portion thereof) with respect to (x) an Acquisition Proposal (provided that, upon the request of a Purchaser Director, the independent members of the Board of Directors may waive the foregoing restriction in connection with an Acquisition Proposal that is not in respect of a Change of Control) or (y) any other matter which he or she is reasonably likely to have a conflict of interest (as reasonably determined in good faith by the other independent (as defined pursuant to the rules of the NYSE and the applicable rules and regulations of the Securities and Exchange Commission) members of the Board of Directors in their sole discretion) with respect to the subject matter of such meeting or any portion of such meeting, including discussions or information regarding this Agreement or the transactions contemplated hereby; provided, however, that the Company shall use commercially reasonable efforts to make other arrangements (including segmenting portions of meetings, redacting information or making substitute disclosure arrangements) that would enable participation in such meetings by, and disclosure of information and materials to, the Purchaser Director without the Purchaser Director learning information about the matter(s) giving rise to such conflict of interest. In no event may Purchaser receive from the Purchaser Directors or use any confidential information of the Company (including Confidential Supervisory Information, “sensitive personal data” (as defined in 31 C.F.R. 800.241) of U.S. citizens or “material nonpublic technical information” (as defined in 31 C.F.fR. 800.232)) that was provided by the Company to the Purchaser Directors in their capacity as a member of the Board of Directors (it being understood that the foregoing shall not restrict Purchaser’s use of any such information received from the Company in accordance with the terms of this Agreement).

Section 4.7 Voting Restrictions; Tender Restrictions; Acquisition Restrictions.

(a) Until the 5% Fall-Away Date, at each meeting of the shareholders of the Company and at every postponement or adjournment thereof, Purchaser shall take such action as may be required so that all of the shares of Common Stock beneficially owned by Purchaser (together with its affiliates) and entitled to vote at such meeting of shareholders are voted in the same manner as recommended by the Board of Directors, other than with respect to (a) the approval (or non-approval) or adoption (or non-adoption) of, or other proposal directly related to, any Business Combination that constitutes a Change of Control, that was not publicly disclosed by the Company under Item 1.01 on a Form 8-K filed prior to the third anniversary of the Second Closing, (b) any Related Party Transaction, (c) any amendment (including by any restatement or supplement thereof) to the Company Articles, the Company Regulations or any other organizational documents of the Company that would disproportionately adversely affect Purchaser relative to other holders of Common Stock (including any change that would adversely affect Purchaser with respect to Purchaser’s rights under this Agreement) or (d) except in connection with a Business Combination that is a Change of Control (which is governed by clause (a)), the entrance by the Company or any of its Subsidiaries into any new line of business (or any material change to existing businesses of the Company and its Subsidiaries); provided, however, that the foregoing shall not apply to securities of the Company (excluding the Shares) held for passive investment only by Purchaser and its affiliates (i) that are banks, broker-dealers, investment advisers, asset management companies, investment companies, insurance companies or trustees or (ii) that are affiliated pension or employee benefit plans or trusts.

(b) Until the earlier of (x) the 5% Fall-Away Date and (y) the third anniversary of the Second Closing, Purchaser shall not tender any shares of Common Stock into any tender or exchange offer unless such tender or exchange offer has been approved by the Board of Directors (including any committee thereof).

Section 4.8 Legend.

(a) Purchaser agrees that all certificates or other instruments representing shares of Common Stock issued pursuant hereto will bear a legend substantially similar to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (I) A REGISTRATION STATEMENT RELATING THERETO IS EFFECTIVE UNDER THE ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW.

(b) The legend on any shares of Common Stock issued pursuant hereto shall be removed if (i) such shares are sold pursuant to an effective registration statement, (ii) a registration statement covering the resale of such shares is effective under the Securities Act and Purchaser delivers to the Company a representation letter in form and substance reasonably satisfactory to the Company agreeing that such shares will be sold only under such effective registration statement or in compliance with Rule 144 or another exemption from registration under the Securities Act, (iii) if such shares may be sold by the holder thereof free of restrictions pursuant to Rule 144(b) under the Securities Act or (iv) such shares are being sold, assigned or otherwise transferred pursuant to Rule 144 under the Securities Act. The Company shall cooperate with Purchaser to effect removal of the legend on such shares pursuant to this Section 4.8 as soon as reasonably practicable after delivery of notice from Purchaser that the conditions to removal are satisfied (together with any documentation required to be delivered by Purchaser pursuant to the immediately preceding sentence).

Section 4.9 Bank Regulatory Matters.

(a) Notwithstanding anything to the contrary herein, (i) neither the Company nor any of its Subsidiaries shall take any action (including any redemption, repurchase, rescission or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock, in each case, where Purchaser (together with its affiliates) is not given the right to participate (including as contemplated by Section 4.16) in such redemption, repurchase, rescission or recapitalization to the extent of Purchaser’s and its affiliates’ pro rata proportion) and (ii) Purchaser and its affiliates shall not be required to take any action, or commit to take or refrain from taking any action, or accept or agree to any condition or restriction, in each case, that would reasonably be expected to result in a Materially Burdensome Condition. In the event either party believes that the imposition of a Materially Burdensome Condition is reasonably likely to occur, it shall promptly notify the other party, and both parties shall cooperate in good faith to consider, to the extent commercially reasonable, such modifications or arrangements or take any other action, in each case, as may be necessary or advisable to avoid the imposition of the Materially Burdensome Condition.

(b) At the request of either party, the non-requesting party shall use its reasonable best efforts to promptly provide any information in respect of the non-requesting party or its affiliates (or its or their respective directors, officers, employees, partners, shareholder or members) that the Federal Reserve, the Office of the Comptroller of the Currency, or any other bank regulatory agency may require or request in connection with any application or other filing required to be made by the requesting party or any of its Subsidiaries, or examination or investigation of the requesting party or any of its Subsidiaries, and undertakes that such information shall be true, correct and complete; provided that in lieu of the foregoing, the non-requesting party may, in its sole discretion, provide directly to the relevant agency (and not to the requesting party) any information that the non-requesting party deems to be proprietary or confidential in nature.

(c) Following the First Closing, neither the Company nor Purchaser shall take any action that would reasonably be expected to cause Purchaser or its affiliates or any of their respective partners or principals to (i) own, control or have the power to vote any class of voting securities (in each case, as those concepts are construed for purposes of the BHC Act) of the Company in excess of 19.99%; (ii) “control” the Company or be required to become a bank holding company, in each case, pursuant to the BHC Act; (iii) “control” the Company pursuant to the Bank Act; or (iv) serve as a source of financial strength to the Company or the Company Bank pursuant to the BHC Act.

Section 4.10 Company Opportunities. To the fullest extent permitted by applicable Law:

(a) Purchaser, the Purchaser Directors and any of their respective affiliates have the right to, and shall have no duty (contractual or otherwise) not to, (i) invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, shareholder, equityholder or investor in any Person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company or any of its Subsidiaries, (ii) do business with any client, customer, vendor or lessor of any of the Company or its affiliates or (iii) make investments in any kind of property in which the Company may make investments.

(b) In the event that Purchaser, any Purchaser Director or any of their respective affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or any of its Subsidiaries, none of Purchaser, each Purchaser Director or any of their respective affiliates shall have any duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or to refrain from pursuing or acquiring such corporate opportunity for its own benefit.

(c) None of Purchaser, each Purchaser Director or any of their respective affiliates shall be liable to the Company or any of its Subsidiaries or shareholders of the Company for breach of any duty (contractual or otherwise) by reason of the fact that Purchaser, each Purchaser Director or any of their respective affiliates pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not present such opportunity to the Company.

(d) Notwithstanding anything to the contrary in Section 4.10(a)-(c), if a Purchaser Director is presented with any potential transaction or corporate opportunity solely and expressly in his or her capacity as a member of the Board of Directors and that is specifically identified as a potential transaction or corporate opportunity for the Company or any of its Subsidiaries (a “Company Opportunity”), then such Purchaser Director shall be required to first present such Company Opportunity to the Company prior to such Purchaser Director’s pursuit of, or investment in, such Company Opportunity. Subject to Section 4.10(a)-(c), the Company shall not treat the Purchaser Directors differently with respect to corporate opportunities relative to how the Company treats other members of the Board of Directors with respect to corporate opportunities.

Section 4.11 No Recourse. This Agreement may only be enforced against, and any actions, suits, proceedings, claims, demands, disputes, cross-claims, counterclaims or causes of action (whether in contract or tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the transactions contemplated hereby, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may be made only against the entities that are expressly identified as parties to this Agreement. No Person who is not a party hereto, including any past, present or future direct or indirect equityholder, director, officer, employee, incorporator, member, manager, partner, affiliate, agent, attorney, financing source, assignee or representative of any party hereto or its affiliates or any former, current or future direct or indirect equityholder, director, officer, employee, incorporator, agent, attorney, representative, partner, member, manager, affiliate, agent, assignee or representative of any of the foregoing (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or affiliates) to any other party hereto (or its affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or the transactions contemplated hereby, or for any claim based on, in respect of, or by reason of this Agreement or the transactions contemplated hereby, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, and each party hereto irrevocably and unconditionally waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates; provided that the foregoing waiver and release shall not extend to any obligations or liabilities incurred by the Purchaser Directors (in their capacity as such) in their service on the Board of Directors following the Second Closing.

Section 4.12 Tax Matters. The Company shall bear and pay any and all transfer taxes, stamp taxes or duties, documentary taxes or other similar Taxes in connection with, or arising by reason of, any issuance or delivery of the Shares pursuant to this Agreement (“Transfer Taxes”), except for any Transfer Taxes imposed under non-U.S. law, which Purchaser shall bear and pay. The Company and Purchaser shall reasonably cooperate to avoid or minimize the imposition of Transfer Taxes and shall reasonably cooperate to file Tax Returns with respect to Transfer Taxes.

Section 4.13 Section 16 Matters. If the Company becomes a party to a Business Combination, or if the Company proposes to take or omit to take any other action under Section 4.5 (including granting to Purchaser or its affiliates the right to participate in any issuance of securities) or otherwise or if there is any event or circumstance that may result in Purchaser, its affiliates or any Purchaser Director being deemed to have made a disposition or acquisition of equity securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act (including the purchase by Purchaser of any securities under Section 4.5), and if any Purchaser Director is serving on the Board of Directors at such time or has served on the Board of Directors during the preceding six months (a) the Board of Directors or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act will pre-approve such acquisition or disposition of equity securities of the Company or derivatives thereof for the express purpose of exempting Purchaser’s, its affiliates’ and any Purchaser Director’s interests (for Purchaser or its affiliates, to the extent such Persons may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (b) if the transaction involves (i) a Business Combination to which the Company is a party and the Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (ii) a potential acquisition or deemed acquisition, or disposition or deemed disposition, by Purchaser, its affiliates or any Purchaser Director of equity securities of such other issuer or derivatives thereof and (iii) an affiliate or other nominee of Purchaser or its affiliates will serve on the board of directors (or its equivalent) of such other issuer pursuant to the terms of an agreement to which the Company is a party (or if Purchaser notifies the Company of such service a reasonable time in advance of the closing of such transactions), then if the Company requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of the Company or any of its Subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of Purchaser, its affiliates and any Purchaser Director (for Purchaser or its affiliates, to the extent such Persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

Section 4.14 State Securities Laws. The Company shall use reasonable best efforts to obtain any necessary permits and qualifications required by any state or country pursuant to Laws prior to the offer and sale by Purchaser of the Shares (or secure an exemption therefrom).

Section 4.15 Non-Solicitation and No-Hire. Purchaser agrees that, until the earlier of (x) the first anniversary of the 5% Fall-Away Date and (y) the occurrence of a Change of Control, it will not, and will cause its affiliates not to, directly or indirectly, hire or solicit any of (i) the direct reports of the Chief Executive Officer of the Company or (ii) the direct reports of the persons described in clause (i), in each case as identified in writing (by name and title) from the Company to Purchaser from time to time; provided that nothing in this Section 4.15 shall apply to any person (a) who responds to general solicitations of employment (whether through advertisements, the use of recruitment agencies or otherwise) not specifically directed toward officers or employees of the Company or its affiliates, which general solicitations are expressly permitted, or (b) who contacts Purchaser on his or her own initiative without any direct or indirect solicitation or encouragement by or on behalf of Purchaser.

Section 4.16 Share Repurchases. Promptly following the date hereof, the parties will cooperate in good faith to develop a mechanism by which Purchaser will, following the First Closing and continuing until the date that Purchaser and its affiliates cease to Own any shares of capital stock of the Company, have the opportunity (but not the obligation) to participate in any repurchase by the Company of any portion of its shares of Common Stock on a basis that is pro rata based on the percentage of outstanding Common Stock Owned by Purchaser and its affiliates as of immediately prior to such repurchase and at a price equivalent to the price paid by the Company in connection with any related repurchase, or if participation in each such repurchase is not administratively feasible, to have a periodic “true-up” right to sell back to the Company the number of shares of Common Stock it would have been entitled to sell in such repurchases, in each case, subject to such process, terms and conditions as the parties will mutually agree. In the event of a “true-up” right, the parties will cooperate in good faith to develop a mechanism for any such “true-up”, including regular notifications and repurchases based on thresholds and at intervals to be agreed in good faith. The Company shall provide Purchaser with periodic reports regarding repurchase activity, including with respect to volume and price, at a frequency to be agreed in good faith by the parties. In connection with the foregoing, the Company shall reasonably cooperate with Purchaser such that Purchaser may avoid exceeding the level of ownership for which Purchaser has received prior approval under Section 3 of the BHC Act.

ARTICLE V

TERMINATION

Section 5.1 Termination.

(a) This Agreement may be terminated prior to the First Closing:

(i) by mutual written agreement of the Company and Purchaser;

(ii) by either the Company or Purchaser, upon written notice to the other party, in the event that the First Closing does not occur on or before February 12, 2025 (the “First Closing Termination Date”); provided, however, that, if (A) the condition to the Closing set forth in Section 1.2(b)(i)(2) (Conditions to the Closing—HSR) has not been satisfied or waived on or prior to such date but all other conditions to Purchaser’s or the Company’s (as applicable) obligation to consummate the First Closing set forth in Section 1.2(b) (Conditions to the Closing) have been satisfied or waived (other than those conditions that by their nature can only be satisfied or waived at such closing (so long as such conditions are reasonably capable of being satisfied)) and (B) the Second Closing Approvals Condition has not been satisfied or waived on or prior to such date, then the First Closing Termination Date shall be extended automatically to the earlier to occur of (x) August 12, 2025 and (y) the date that is three Business Days after the Second Closing Approvals Condition has been satisfied (and such date, as so extended, shall be the First Closing Termination Date); provided, further, however, that the right to terminate this Agreement pursuant to this Section 5.1(a)(ii) shall not be available to any party whose breach in any material respects of any representation or warranty set forth herein on the part of such party or failure to perform any obligation, covenant or agreement of such party set forth herein shall have been a principal cause of, or shall have primarily resulted in, the failure of the First Closing to occur on or prior to such date;

(iii) by either the Company or Purchaser if (a) with respect to any Requisite Regulatory Approval, any Governmental Entity has denied approval of either of the Share Issuances and such denial has become final and nonappealable or any Governmental Entity shall have issued a final and nonappealable Order or other final and nonappealable legal restraint or prohibition permanently enjoining or otherwise permanently prohibiting or making illegal the consummation of either of the Share Issuances or the other transactions contemplated hereby or (b) a Specified Regulatory Denial has occurred; provided, however, that the right to terminate this Agreement pursuant to this Section 5.1(a)(iii) shall not be available to any party whose breach in any material respects of any representation or warranty set forth herein on the part of such party or failure to perform any obligation, covenant or agreement of such party set forth herein shall have been a principal cause of, or shall have primarily resulted in, the failure to obtain a Requisite Regulatory Approval or the occurrence of a Specified Regulatory Denial;

(iv) by the Company, if Purchaser shall have breached in any material respect any of its representations, warranties, obligations, covenants or agreements in this Agreement, which breach (A) would result in the failure of a condition set forth in Section 1.2(b)(i) (Conditions to the Closing) or Section 1.2(b)(iii) (Company Conditions to the Closing) and (B) cannot be cured by the First Closing Termination Date or, if curable, is not cured by the earlier of (1) the First Closing Termination Date and (2) 45 days following the Company’s delivery of written notice to Purchaser stating the Company’s intention to terminate this Agreement pursuant to this Section 5.1(a)(iv) and the basis for such termination; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 5.1(a)(iv) if the Company is then in material breach of any of its representations, warranties, obligations, covenants or agreements set forth herein; or

(v) by Purchaser, if the Company shall have breached in any material respect any of its representations, warranties, obligations, covenants or agreements in this Agreement, which breach (A) would result in the failure of a condition set forth in Section 1.2(b)(i) (Conditions to the Closing) or Section 1.2(b)(ii) (Purchaser Conditions to the Closing) and (B) cannot be cured by the First Closing Termination Date or, if curable, is not cured by the earlier of (1) the First Closing Termination Date and (2) 45 days following Purchaser’s delivery of written notice to the Company stating Purchaser’s intention to terminate this Agreement pursuant to this Section 5.1(a)(v) and the basis for such termination; provided, however, that Purchaser shall not have the right to terminate this Agreement pursuant to this Section 5.1(a)(v) if Purchaser is then in material breach of any of its representations, warranties, obligations, covenants or agreements set forth herein.

(b) Following the First Closing, the Second Share Issuance Provisions may be terminated at any time prior to the Second Closing:

(i) by mutual written agreement of the Company and Purchaser;

(ii) by either the Company or Purchaser, upon written notice to the other party, in the event that the Second Closing does not occur on or before August 12, 2025 (the “Second Closing Termination Date”); provided, however, that, if the condition to the Closing set forth in Section 1.2(b)(i)(4) (Conditions to the Closing—Second Closing Approvals) has not been satisfied or waived on or prior to such date but all other conditions to Purchaser’s or the Company’s (as applicable) obligation to consummate the Second Closing set forth in Section 1.2(b) (Conditions to the Closing) have been satisfied or waived (other than those conditions that by their nature can only be satisfied or waived at such closing (so long as such conditions are reasonably capable of being satisfied)), then either party may, upon written notice to the other party delivered at least ten Business Days prior to such date, extend the Second Closing Termination Date to the earlier to occur of (x) November 12, 2025 and (y) the date that is three Business Days after the Second Closing Approvals Condition has been satisfied (and such date, as so extended, shall be the Second Closing Termination Date); provided, further, however, that the right to terminate this Agreement pursuant to this Section 5.1(b)(ii) shall not be available to any party whose breach in any material respects of any representation or warranty set forth herein on the part of such party or failure to perform any obligation, covenant or agreement of such party set forth herein shall have been a principal cause of, or shall have primarily resulted in, the failure of the Second Closing to occur on or prior to such date;

(iii) by either the Company or Purchaser if (a) with respect to any Requisite Regulatory Approval that is required to consummate the Second Closing, including any Second Closing Approval, any Governmental Entity has denied approval of the Second Share Issuance and such denial has become final and nonappealable or any Governmental Entity shall have issued a final and nonappealable Order or other final and nonappealable legal restraint or prohibition permanently enjoining or otherwise permanently prohibiting or making illegal the consummation of the Second Share Issuance or the other transactions contemplated hereby or (b) a Specified Regulatory Denial has occurred; provided, however, that the right to terminate this Agreement pursuant to this Section 5.1(b)(iii) shall not be available to any party whose breach in any material respects of any representation or warranty set forth herein on the part of such party or failure to perform any obligation, covenant or agreement of such party set forth herein shall have been a principal cause of, or shall have primarily resulted in, the failure to obtain a Requisite Regulatory Approval or the occurrence of a Specified Regulatory Denial;

(iv) by the Company, if Purchaser shall have breached in any material respect any of its representations, warranties, obligations, covenants or agreements in this Agreement, which breach (A) would result in the failure of a condition set forth in Section 1.2(b)(i) (Conditions to the Closing) or Section 1.2(b)(iii) (Company Conditions to the Closing) and (B) cannot be cured by the Second Closing Termination Date or, if curable, is not cured by the earlier of (1) the Second Closing Termination Date and (2) 45 days following the Company’s delivery of written notice to Purchaser stating the Company’s intention to terminate this Agreement pursuant to this Section 5.1(b)(iv) and the basis for such termination; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 5.1(b)(iv) if the Company is then in material breach of any of its representations, warranties, obligations, covenants or agreements set forth herein; or

(v) by Purchaser, if the Company shall have breached in any material respect any of its representations, warranties, obligations, covenants or agreements in this Agreement, which breach (A) would result in the failure of a condition set forth in Section 1.2(b)(i) (Conditions to the Closing) or Section 1.2(b)(ii) (Purchaser Conditions to the Closing) and (B) cannot be cured by the Second Closing Termination Date or, if curable, is not cured by the earlier of (1) the Second Closing Termination Date and (2) 45 days following Purchaser’s delivery of written notice to the Company stating Purchaser’s intention to terminate this Agreement pursuant to this Section 5.1(b)(v) and the basis for such termination; provided, however, that Purchaser shall not have the right to terminate this Agreement pursuant to this Section 5.1(b)(v) if Purchaser is then in material breach of any of its representations, warranties, obligations, covenants or agreements set forth herein.

(c) Following the Second Closing, subject to any obligations pursuant to Section 4.4(c) and Section 4.5(g), (x) Section 4.13 (Section 16 Matters) shall automatically terminate on the date that is six months following the date that Purchaser (together with its affiliates) ceases to beneficially own any shares of capital stock of the Company (other than any such shares held for passive investment only by Purchaser or its affiliates (i) that are banks, broker-dealers, investment advisers, asset management companies, investment companies, insurance companies or trustees or (ii) that are affiliated pension or employee benefit plans or trusts) and (y) the following provisions shall automatically terminate on the date that Purchaser (together with its affiliates) ceases to beneficially own any shares of capital stock of the Company (other than any such shares held for passive investment only by Purchaser or its affiliates (i) that are banks, broker-dealers, investment advisers, asset management companies, investment companies, insurance companies or trustees or (ii) that are affiliated pension or employee benefit plans or trusts): Section 4.1 (Transfer Restrictions), Section 4.2 (Standstill), Section 4.3 (Acquisition Proposals), Section 4.4 (Registration Rights; ROFO), Section 4.5 (Pre-emptive Rights), Section 4.6 (Election of Directors), Section 4.7 (Voting Restrictions; Tender Restrictions; Acquisition Restrictions), Section 4.9 (Bank Regulatory Matters), Section 4.10 (Company Opportunities) and Section 4.16 (Share Repurchases). Notwithstanding the foregoing, the indemnification, contribution, exculpation, insurance, expense reimbursement, compensation and similar provisions contained this Agreement, including pursuant to Annex A and Section 4.6 (Election of Directors) and Section 4.10 (Corporate Opportunities), shall survive any such termination to the extent an obligation thereunder was incurred by a party prior to such termination (whether or not a claim has been made or asserted prior to such termination).

Section 5.2 Effects of Termination.

(a) In the event of any termination of this Agreement as provided in Section 5.1(a), this Agreement (other than Section 3.3 (Confidentiality), Section 3.4 (Public Disclosure), this Section 5.2(a) and Article VI (Miscellaneous), which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect, and none of the Company, Purchaser, any of their respective affiliates or any of the officers, directors, members or partners of any of the foregoing Persons shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby; provided that nothing herein shall relieve any party hereto from any liability for Fraud or willful or intentional breach of any obligation, covenant or agreement expressly set forth herein or impair the rights set forth in Section 6.12 (including the right of a party to compel specific performance by the other party of its obligations under this Agreement).

(b) In the event of any termination of the Second Share Issuance Provisions pursuant to Section 5.1(b), such provisions shall become void and of no effect with no liability to any Person on the part of any party hereto (or any of their respective Representatives and affiliates); provided, however, that nothing herein shall relieve any party hereto from any liability for Fraud or willful or intentional breach of any obligation, covenant or agreement expressly set forth herein or impair the rights set forth in Section 6.12 (including the right of a party to compel specific performance by the other party of its obligations under this Agreement).

Section 5.3 Survival. All of the covenants or other agreements of the parties contained in this Agreement that by their terms are to be performed following any Closing shall survive such Closing until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. Except for the representations and warranties contained in Section 2.1(a)(i) (Corporate Organization), Section 2.1(b) (Capitalization), Section 2.1(c)(i), (c)(ii)(A) and (c)(iii) (Authority; No Violation), Section 2.1(g) (Broker’s Fees), Section 2.1(q) (Offering of Securities), Section 2.1(r) (Listing and Maintenance Requirements), Section 2.1(t) (No Rights Agreement; Anti-Takeover Provisions), Section 2.2(a) (Corporate Organization), Section 2.2(b)(i) and (b)(ii)(A) (Authority; No Violation—Transactions) and Section 2.2(i) (Broker’s Fees), which shall survive until the earlier of (a) the applicable statute of limitations and (b) the sixth anniversary of the earlier of the Second Closing Date and the date on which the Second Share Issuance Provisions are terminated pursuant to Section 5.1(b), the representations and warranties made herein shall survive for one year following the earlier of the Second Closing Date and the date on which the Second Share Issuance Provisions are terminated pursuant to Section 5.1(b) and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration by a Person entitled to make such claim pursuant to the terms and conditions of this Agreement. For the avoidance of doubt, claims may be made with respect to the breach of any representation, warranty or covenant until the applicable survival period therefor as described above expires.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by a written instrument signed on behalf of each of the parties.

Section 6.2 Extension; Waiver. Each party may, to the extent permitted by Law, (a) extend the time for the performance of any of the obligations or other acts of the Company, in the case of Purchaser, or Purchaser, in the case of the Company, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto on the part of the Company, in the case of Purchaser, or Purchaser, in the case of the Company, and (c) waive compliance with any of the covenants or agreements, or satisfaction of any conditions, for its benefit contained herein.

Section 6.3 Expenses. Except as otherwise expressly set forth herein, including in Annex A hereto, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost, fee or expense.

Section 6.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given on (a) the date of delivery if delivered personally, or if by email, upon delivery (provided that no auto-generated error or non-delivery message is generated in response thereto), (b) the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) the earlier of confirmation of receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)	if to the Company, to:

127 Public Square

Cleveland, Ohio 44114

Attention: James L. Waters

Clark H.I. Khayat

Email:   [***]

[***]

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004, USA

Attention: Mitchell S. Eitel

Email:   eitelm@sullcrom.com

and

(b)	if to Purchaser, to:

40 Temperance Street

Toronto, Ontario, Canada M5H 0B4

Attention: Ian Arellano

Vik Sharma

Email:   [***]

[***]

With a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Two Manhattan West

375 Ninth Avenue

New York, NY 10001, USA

Attention: Faiza J. Saeed

Michael E. Mariani

Claudia J. Ricciardi

Email:   fsaeed@cravath.com

mmariani@cravath.com

cricciardi@cravath.com

Section 6.5 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision hereof. When a reference is made in this Agreement to Articles, Sections or Annexes, such reference shall be to an Article or Section of or Annex to this Agreement, unless otherwise indicated. The table of contents and headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation hereof. Whenever the words “include”, “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context requires otherwise. The words “or”, “any” or “either” shall not be exclusive. References to “the date hereof” mean the date of this Agreement. The word “party” means a party to this Agreement, unless the context clearly suggests otherwise. The phrase “made available”, when used in reference to any document or information made available by a party hereto prior to the execution and delivery of this Agreement, means any document or other information that was (i) included in the virtual data room of a party at least one Business Day prior to the date hereof or (ii) filed by a party with the SEC since January 1, 2022 and publicly available on EDGAR at least one Business Day prior to the date hereof. The phrase “transactions contemplated hereby” or “transactions contemplated by this Agreement” shall include the purchase and sale of Shares contemplated by Section 1.1. The abbreviation “U.S.” means the United States of America. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The definitions contained in this Agreement are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any reference herein to any statute includes all amendments thereto and all rules and regulations promulgated thereunder. Annex A hereto shall be deemed part of this Agreement and included in any reference to this Agreement. All references to “dollars” or “$” herein are to U.S. dollars. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and, unless otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

Section 6.6 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

Section 6.7 Entire Agreement. This Agreement, together with the Company Disclosure Letter, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, written, oral or otherwise, between the parties with respect to the subject matter hereof.

Section 6.8 Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party to give effect to and carry out the transactions contemplated hereby and the intent and purposes hereof.

Section 6.9 Governing Law; Jurisdiction.

(a) This Agreement, and all matters, actions, suits, litigations, disputes or proceedings (whether at law, in equity, in contract, in tort or otherwise) based upon, arising out of or relating to this Agreement, the transactions contemplated hereby or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law principles.

(b) Each party agrees that it will bring any action, suit, litigation, dispute or proceeding (whether at law, in equity, in contract, in tort or otherwise) in respect of any claim arising out of or related to this Agreement, the transactions contemplated hereby or the negotiation, execution or performance of this Agreement exclusively in the United States District Court for the Southern District of New York or, if such court declines to accept jurisdiction over a particular matter, in the Commercial Division of the Courts of the State of New York sitting in the County of New York or, if the foregoing decline to accept jurisdiction over a particular matter, any federal or state court of competent jurisdiction located in the State of New York (the “Chosen Courts”), and, solely in connection with claims arising out of or relating to this Agreement, the transactions contemplated hereby or the negotiation, execution or performance of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection (A) to laying venue in any such action, suit, litigation, dispute or proceeding in the Chosen Courts and (B) that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iii) agrees that service of process upon such party in any such action, suit, litigation, dispute or proceeding will be effective if notice is given in accordance with Section 6.4.

Section 6.10 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE HEREUNDER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT, LITIGATION, DISPUTE OR PROCEEDING, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION, SUIT, LITIGATION, DISPUTE OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

Section 6.11 Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of Purchaser, in the case of the Company, or the Company, in the case of Purchaser; provided, however, that (a) Purchaser may assign its rights, interests and obligations under this Agreement, in whole or in part (including the right to purchase the Shares at either Closing in accordance with Section 1.2(a) and its rights pursuant to Section 4.5), to one or more affiliates of Purchaser so long as such assignment would not impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any Requisite Regulatory Approval or otherwise materially impair, materially delay or prevent the consummation of the transactions contemplated hereby, and (b) in the event of such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned; provided that no such assignment will relieve Purchaser of its obligations hereunder prior to the Second Closing. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences of this Section 6.11, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns, other than as expressly set forth herein (including Section 4.10 and Section 4.11). Except as set forth in the foregoing sentence or otherwise expressly set forth herein (including Section 4.11), this Agreement (including the documents and instruments referred to herein) is not otherwise intended to, and does not, confer upon any Person other than the parties, any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties herein are the product of negotiations between the parties and are for the sole benefit of the parties and their successors and permitted assigns. Any inaccuracies in such representations and warranties are subject to waiver by the parties in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties herein may represent an allocation between the parties of risks associated with particular matters regardless of the knowledge of any of the parties. Consequently, Persons other than the parties and their successors or permitted assigns may not rely upon the representations and warranties herein as characterizations of actual facts, events, developments or circumstances as of the date hereof or as of any other date.

Section 6.12 Specific Performance. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to cause either Closing to occur. The parties hereto acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof (including the parties’ obligation to consummate the Share Issuances in accordance with the terms hereof) in the courts described in Section 6.9(b) without proof of damages or otherwise (in each case, subject to the terms and conditions of this Section 6.12), this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor Purchaser would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 6.12 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 6.13 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under Law, but if any provision or portion of any provision hereof is held to be invalid, illegal or unenforceable in any respect under any Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Section 6.14 Confidential Supervisory Information. The parties acknowledge and agree that, notwithstanding any other provision herein, no party shall disclose confidential supervisory information (including confidential supervisory information as defined or identified in 12 C.F.R. § 4.32(b), 12 C.F.R. § 261.2(b) and 12 C.F.R. § 309.5(g)(8)) (“Confidential Supervisory Information”) of a Governmental Entity in connection herewith to the extent prohibited by applicable Law; provided that, to the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of this Section 6.14 apply; provided, further, that the inability of any party to disclose Confidential Supervisory Information shall not relieve any party from liability for any inaccurate representations or warranties or any other misstatements or omissions in connection with this Agreement and the transactions contemplated hereby.

Section 6.15 Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection herewith, and any amendments or waivers hereto or thereto, to the extent signed and delivered by email delivery of a “.pdf” format data file or other electronic means, shall be treated in all manners and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party to any such agreement or instrument shall raise the use of email delivery of a “.pdf” format data file or other electronic means to deliver a signature hereto or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email delivery of a “.pdf” format data file or other electronic means as a defense to the formation of a contract and each party forever waives any such defense.

Section 6.16 Definitions. As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

(a) “5% Beneficial Ownership Requirement” means that Purchaser (together with its affiliates) continues to Own at all times shares of Common Stock that represent, in the aggregate, at least 5% of the then-outstanding Common Stock.

(b) “5% Fall-Away Date” means the 91st day (or, if Purchaser irrevocably elects in writing, the date such irrevocable election is delivered to the Company)

after the first date occurring after the Second Closing on which Purchaser and its affiliates no longer meet, and continue from such date until such 91st day (or, if applicable, such date the irrevocable election is delivered) to no longer meet, the 5% Beneficial Ownership Requirement.

(c) “10% Beneficial Ownership Requirement” means that Purchaser (together with its affiliates) continues to Own at all times shares of Common Stock that represent, in the aggregate, at least 10% of the then-outstanding Common Stock.

(d) “10% Fall-Away Date” means the 91st day (or, if Purchaser irrevocably elects in writing, the date such irrevocable election is delivered to the Company) after the first date occurring after the Second Closing on which Purchaser and its affiliates no longer meet, and continue from such date until such 91st day (or, if applicable, such date the irrevocable election is delivered) to no longer meet, the 10% Beneficial Ownership Requirement; provided that, unless Purchaser has delivered an irrevocable election as contemplated above, the 10% Fall-Away Date will be correspondingly tolled by the number of days for which the Company is in any “black-out period” during such 91 day period.

(e) “Acquisition Proposal” means any proposal, offer, inquiry, indication of interest or expression of intent (whether binding or non-binding, and whether communicated to the Company or the Board of Directors (including any committee thereof) or publicly announced to the Company’s shareholders or otherwise) by any Person or group of Persons relating to an Acquisition Transaction.

(f) “Acquisition Transaction” means (i) any transaction or series of related transactions as a result of which any Person or group of Persons within the meaning of Section 13(d)(3) of the Exchange Act becomes the beneficial owner, directly or indirectly, of 20% or more of any class of outstanding voting securities of the Company, (ii) any transaction or series of related transactions in which the shareholders of the Company immediately prior to such transaction or series of related transactions cease to beneficially own, directly or indirectly, at least 80% of the outstanding voting or equity securities of the Company or in the surviving or resulting entity of such transaction or (iii) any sale, license, lease, transfer or other disposition of a business or assets that constitute 20% or more of the consolidated assets, revenues or net income of the Company and its Subsidiaries in any transaction or series of related transactions.

(g) “Activist Shareholder” means, as of any date of determination, a Person (other than Purchaser or its affiliates) that has, directly or indirectly through its affiliates, whether individually or as a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act), within the three-year period immediately preceding such date of determination (i) called or publicly sought to call a meeting of the stockholders or other equityholders of any Person not publicly approved (at the time of the first such action) by the board of directors or similar governing body of such Person, (ii) publicly initiated any proposal for action by stockholders or other equityholders of any Person initially publicly opposed by the board of directors or similar governing body of such Person, (iii) publicly sought election to, or to place a director or representative on, the board of directors or similar governing body of a Person, or publicly sought the removal of a director or other representative from such board of directors or similar governing body, in each case which election or removal was not recommended or approved publicly (at the time such election or removal is first sought) by the board of directors or similar governing body of such Person or (iv) publicly disclosed any intention, plan or arrangement to do any of the foregoing.

(h) An “affiliate” of a specified Person is any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person; provided that (i) the Company and its Subsidiaries shall not be deemed to be affiliates of Purchaser or any of its affiliates, (ii) Purchaser and its Subsidiaries shall not be deemed to be affiliates of the Company or any of its affiliates and (iii) “affiliate” shall not include any “portfolio company” (as such term is customarily used in the private equity industry) of any investment fund affiliated with or managed by such Person or any investment fund or vehicle (other than any such fund or vehicle with a direct or indirect interest in such Person) of or related to or affiliated with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

(i) “Bank Act” means the Bank Act (Canada) (1991, c. 46).

(j) Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately.

(k) “Business Combination” means (i) a merger, amalgamation, scheme or plan or arrangement, consolidation or similar transaction or series of related transactions involving the Company and a third party (including by way of tender offer or exchange offer), (ii) a sale of a material portion of the assets of the Company and its Subsidiaries to a third party or (iii) an acquisition by the Company or its Subsidiaries of any business or assets of a third party.

(l) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in (i) Toronto, Canada, (ii) Cleveland, Ohio or (iii) New York, New York are authorized by Law to be closed.

(m) “Change of Control” means (i) any transaction or series of related transactions as a result of which any Person or group of Persons within the meaning of Section 13(d)(3) of the Exchange Act becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding voting or equity securities of the Company, (ii) any transaction or series of related transactions in which the shareholders of the Company immediately prior to such transaction (in their capacities as such, and disregarding any securities of the Company or the surviving or resulting entity of such transaction held by them following such transaction as a result of their ownership in any counterparty or other third party) or series of related transactions cease to beneficially own, directly or indirectly, more than 50% of the outstanding voting or equity securities of the Company or in the surviving or resulting entity of such transaction, (iii) any sale, license, lease, transfer or other disposition of a business or assets that constitute more than 50% of the consolidated assets, revenues or net income of the Company and its Subsidiaries in any transaction or series of related transactions or (iv) individuals who constitute the Continuing Directors, taken together, ceasing for any reason to constitute at least a majority of the Board of Directors.

(n) “Company Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”)), whether or not subject to ERISA, and all stock option, stock purchase, restricted stock, stock-based, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, welfare, retention, bonus, employment, change in control, termination, severance or other compensation or benefit plans, programs, policies, practices, agreements or arrangements (whether or not funded and whether or not in writing) that are maintained, contributed to or sponsored by, or required to be maintained, contributed to or sponsored by, the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries may have any liability, whether actual or contingent, excluding, in each case, any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”).

(o) “Company ESPP” means the Company Second Amended and Restated Discounted Stock Purchase Plan.

(p) “Company Stock Plans” means, collectively, the Company 2019 Equity Compensation Plan, the Company 2013 Equity Compensation Plan, the Company 2010 Equity Compensation Plan, the Company Deferred Equity Allocation Plan, the Company Director Deferred Compensation Plan and the Company Directors’ Deferred Share Plan.

(q) “Continuing Directors” means the directors of the Company on the date hereof and each other director whose appointment or nomination for election to the Board of Directors is recommended by more than 50% of the Continuing Directors.

(r) “ERISA” has the meaning set forth in the definition of “Company Benefit Plans”.

(s) “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

(t) “Excluded Issuance” means the issuance of any equity securities of the Company (including the issuance of securities convertible, redeemable, exercisable or otherwise exchangeable for equity securities of the Company) (i) pursuant to any Company Benefit Plan approved by the Board of Directors (including any committee thereof), (ii) in connection with any bona fide, arm’s-length non-convertible debt financing transaction approved by the Board of Directors (including any committee thereof) and that does not include any equity securities or (iii) pursuant to any stock dividend, stock split, combination or other reclassification by the Company of any of its capital stock.

(u) “Fraud” means common law fraud; provided that “Fraud” shall not include any claim (including equitable fraud, promissory fraud and unfair dealings fraud) based on constructive knowledge, recklessness, negligent misrepresentation or a similar theory.

(v) “GAAP” has the meaning set forth in the definition of “Material Adverse Effect”.

(w) “Governmental Approvals” means any approvals, permits, consents, registrations, waivers, orders, confirmations (whether in writing or orally) or authorizations of, any Governmental Entity.

(x) “Hedge” (including, with its correlative meaning, “Hedging”) means to make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss which results from a decline in the market price of, any shares of Common Stock, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to the Common Stock or any other capital stock of the Company.

(y) “Institutional Accredited Investor” means an institutional accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

(z) “IRS” means the United States Internal Revenue Service.

(aa) “Knowledge” means the actual knowledge of any of the officers of the Company listed on Section 6.16 of the Company Disclosure Letter, after reasonable inquiry.

(bb) “Material Adverse Effect” means any effect, change, event, circumstance, condition, occurrence or development that (i) has a material adverse effect on the business, properties, assets, liabilities, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) prevents or materially delays, interferes with, hinders or impairs the consummation by the Company of the Closings on a timely basis; provided that, with respect to clause (i), Material Adverse Effect shall not be deemed to include the impact or effects of any (A) changes in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements, (B) changes in Laws (including any Pandemic Measures) of general applicability to companies in the industries in which the Company and its Subsidiaries operate, or interpretations thereof by courts or other Governmental Entities, (C) changes or instability in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market conditions (including equity, credit and debt markets, as well as changes in interest rates) affecting the financial services industry generally and not specifically relating to the Company or its Subsidiaries (including any such changes arising out of any Pandemic or any Pandemic Measures), (D) changes resulting from hurricanes, earthquakes, tornados, floods or other natural disasters or from any outbreak of any disease or other public health event (including any Pandemic), (E) the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby, or the public disclosure thereof, (including any effect on a party’s relationships with its customers or employees) (it being understood and agreed that the foregoing shall not apply with respect to any representation or warranty that is intended to address the consequences of the entry into this Agreement or the disclosure, announcement or consummation of the transactions contemplated by this Agreement) or actions (or the effect of any action) required or expressly permitted by this Agreement or that are taken (or omitted to be taken) at the written request of Purchaser or with the prior written consent of Purchaser in contemplation of the transactions contemplated by this Agreement or (F) decline in the trading price of the Company’s securities or the failure, in and of itself, to meet earnings projections or internal financial forecasts (it being understood that the underlying causes of such decline or failure may be taken into account in determining whether a Material Adverse Effect has occurred or is reasonably expected to occur, except to the extent otherwise excluded by this proviso), except, with respect to the foregoing subclauses (A), (B), (C) or (D), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which the Company and its Subsidiaries operate.

(cc) “Material Subsidiary” means each of Company Bank, KeyBanc Capital Markets, Inc., and Key Investment Services LLC.

(dd) “Multiemployer Plan” has the meaning set forth in the definition of “Company Benefit Plans”.

(ee) “OGCL” means the Ohio General Corporation Law.

(ff) A Person shall be deemed to “Own” any securities that are owned, controlled or held (each as defined and determined in accordance with the BHC Act and the Federal Reserve’s Regulation Y (12 CFR part 225)) by such Person. “Owned” or “Ownership” shall have a correlative meaning.

(gg) “Pandemic” means any outbreaks, epidemics or pandemics, or any variants, evolutions or mutations thereof, and the governmental and other responses thereto.

(hh) “Pandemic Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shutdown, closure, sequester or other Laws or policies or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to any Pandemic.

(ii) “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

(jj) “Purchaser Director” means a member of the Board of Directors who was elected to the Board of Directors as a Purchaser Nominee.

(kk) “Purchaser Nominee” means an individual designated in writing by Purchaser to be elected or nominated by the Company for election to the Board of Directors pursuant to Section 4.6(a), Section 4.6(c) or Section 4.6(d), as applicable.

(ll) “Reorganization” means a capital reorganization transaction (whether structured as a contribution, merger, conversion, consolidation, recapitalization or otherwise) in which the Company, directly or indirectly, exchanges all of its Common Stock for substantially similar equity securities of a newly formed holding company.

(mm) “Requisite Regulatory Approvals” means (i) the HSR Clearance, (ii) the Second Closing Approvals and (iii) any other Governmental Approval that is required (upon advice of outside counsel) prior to consummation of the First Closing or the Second Closing in connection with (1) the execution and delivery by the Company of this Agreement or (2) the transactions contemplated hereby.

(nn) “Second Closing Approvals” means the approvals set forth on Section 2.1(d)(iii) of the Company Disclosure Letter.

(oo) “Second Share Issuance Provisions” means the provisions of Article I (Purchase; Closings) to the extent relating to the Second Share Issuance, Section 4.3 (Acquisition Proposals), Section 4.5 (Pre-emptive Rights), Section 4.6 (Election of Directors), Section 4.7 (Voting Restrictions; Tender Restrictions; Acquisition Restrictions), Section 4.9(b)-c) (Bank Regulatory Matters), Section 4.10 (Company Opportunities), Section 4.13 (Section 16 Matters), Section 4.15 (Non-Solicitation and No-Hire) and Section 4.16 (Share Repurchases).

(pp) “Specified Regulatory Denial” means that any Governmental Entity from which a Second Closing Approval is to be granted has denied such Second Closing Approval (whether actually or constructively by advising the party making such application and its outside counsel (i) to withdraw or rescind and not resubmit such application or (ii) that such Second Closing Approval will not be obtained without the imposition of a Materially Burdensome Condition), excluding any case that such denial has become final and nonappealable.

(qq) “Subsidiary” means, when used with respect to any Person, (i) any entity of which (A) such Person or any other Subsidiary of such Person is a general partner (in the case of a partnership) or managing member (in the case of a limited liability company), (B) voting power to elect at least a majority of the board of directors, board of managers or others performing similar functions with respect to such entity is held, directly or indirectly, by such Person or (C) at least 50% of any class of shares or capital stock or of the outstanding equity interests are owned, directly or indirectly, by such Person or (ii) any subsidiary of such Person within the meaning ascribed to such term in the BHC Act or, solely with respect to Purchaser, the Bank Act.

(rr) “Supplemental Listing Application” means the New York Stock Exchange SLAP application for the issuance of additional shares.

(ss) “Tax” or “Taxes” means all federal, state, local and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, unclaimed property, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

(tt) “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.

(uu) “Transfer” by any Person in respect of any equity securities means, directly or indirectly, to sell, transfer, assign, pledge, hypothecate, encumber or similarly dispose of or transfer (by merger, disposition, operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition or transfer (by merger, disposition, operation of law or otherwise), of any interest in such equity securities.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first herein above written.

KEYCORP

By:	/s/ Clark Khayat
Name: Clark Khayat
Title: Chief Financial Officer

THE BANK OF NOVA SCOTIA

By:	/s/ Raj Viswanathan
Name: Raj Viswanathan
Title: Group Head & Chief Financial Officer

[Signature Page to Investment Agreement]

ANNEX A

REGISTRATION RIGHTS

Capitalized terms used in this Annex A shall have the meanings set forth in the Investment Agreement (the “Agreement”) to which this Annex A is attached unless otherwise defined in this Annex A.

(a) The Company shall prepare and file with the SEC a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration Statement”) that covers all of the Registrable Securities then outstanding for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”) and shall use its reasonable best efforts to cause such Shelf Registration to be declared effective under the Securities Act or become automatically effective, as applicable, no later than the Lock-Up End Date. If permitted under the Securities Act, such Shelf Registration Statement shall be an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act. Notwithstanding the foregoing, before filing a Registration Statement or any amendments or supplements thereto, the Company shall furnish to counsel to Purchaser for such registration copies of all documents proposed to be filed in connection therewith, which documents shall be subject to review by counsel to Purchaser, and give Purchaser an opportunity to comment on such documents and keep Purchaser reasonably informed as to the registration process. For purposes of this Annex A, “Registration Statement” means any registration statement of the Company under the Securities Act which covers any Registrable Securities pursuant to the provisions of this Annex A, including any prospectus, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

(b) The Company shall use its reasonable best efforts to (i) cause the Shelf Registration Statement filed pursuant to paragraph (a) to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as practicable after the filing thereof and (ii) keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and useable for the resale of Registrable Securities until such time as there are no Registrable Securities remaining, including by filing successive replacement or renewal Shelf Registration Statements upon the expiration of such Shelf Registration Statement.

(c) Purchaser shall be entitled, at any time and from time to time when a Shelf Registration Statement is effective, to sell any or all of the Registrable Securities covered by such Shelf Registration Statement (a “Shelf Takedown”). Purchaser shall give the Company written notice of the consummation of a Shelf Takedown within two Business Days following such consummation.

(d) Purchaser shall be entitled to request, by written notice to the Company (an “Underwritten Shelf Takedown Notice”), that any Shelf Takedown be an Underwritten Offering (an “Underwritten Shelf Takedown”). The Underwritten Shelf Takedown

Notice shall specify the number of Registrable Securities intended to be offered and sold by Purchaser pursuant to the Underwritten Shelf Takedown. The Company shall not be required to facilitate an Underwritten Shelf Takedown unless the expected aggregate gross proceeds from such offering are at least $500 million or such offering includes all of Purchaser’s Registrable Securities (other than any such shares held for passive investment only by Purchaser or its affiliates (1) that are banks, broker-dealers, investment advisers, asset management companies, investment companies, insurance companies or trustees or (2) that are affiliated pension or employee benefit plans or trusts), shall not be required to effect more than two Underwritten Shelf Takedowns in any 12-month period and, following receipt of an Underwritten Shelf Takedown Notice, shall complete such Underwritten Shelf Takedown prior to any other Underwritten Offering of shares of Common Stock (for its own account or for the account of any other persons who have or have been granted registration rights). If at any time following the earlier of (A) the Second Closing and (B) the termination of the Second Share Issuance Provisions pursuant to Section 5.1(b) of the Agreement, (i) Purchaser acquires any additional Registrable Securities or (ii) any Affiliate Transferee acquires any Registrable Securities in a transaction pursuant to paragraph (m) hereof, the Company shall use its reasonable best efforts to amend or supplement (or replace) the Registration Statement so as to permit the use of the Registration Statement for the offer and sale of such Registrable Securities by Purchaser or such Affiliate Transferee, as the case may be.

(e) Purchaser shall have the right to select one or more nationally recognized investment banking firms as the lead or managing underwriters of any Underwritten Shelf Takedown, subject to the approval of the Company (which approval shall not be unreasonably withheld, conditioned or delayed), and the Company shall have the right to select one nationally recognized investment banking firm as bookrunner (which, for avoidance of doubt, shall not be named or function as lead underwriter or as lead bookrunner, or otherwise appear on the left-hand side of the cover of any prospectus, prospectus supplement, offering circular or other similar document, with respect to such Underwritten Shelf Takedown) of such Underwritten Shelf Takedown, subject to the approval of Purchaser (which approval shall not be unreasonably withheld, conditioned or delayed) (it being understood that, in the event of a block trade, Purchaser shall have the right to select any such investment banking firm(s) in its sole discretion). Purchaser shall have the right to select other nationally recognized investment banking firms, if any, to co-manage such Underwritten Shelf Takedown. For clarity, if a Piggyback Registration under paragraph (j) hereof is proposed to be underwritten, the investment banking firm(s) or manager(s) to administer such Piggyback Registration shall be chosen solely by the Company.

(f) From the date hereof until the date on which Purchaser (and its affiliates) no longer hold any Registrable Securities, the Company agrees that it will not grant rights to register any securities pursuant to the Securities Act that are more favorable, pari passu or senior to those granted to Purchaser hereunder without (i) the prior written consent of Purchaser or (ii) granting economically and legally equivalent rights to Purchaser such that Purchaser shall receive the benefit of such more favorable or senior terms and/or conditions.

(g) Registration Procedures. In connection with the registration of the Registrable Securities pursuant to this Annex A, the Company shall as expeditiously as reasonably practicable and as applicable:

(i) prepare and file with the SEC such amendments and supplements to any Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until all of the Registrable Securities covered by such Registration Statement have been disposed of and comply with the applicable requirements of the Securities Act and the Exchange Act with respect to the disposition of the Registrable Securities covered by such Registration Statement;

(ii) furnish to Purchaser, without charge, such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus) and any supplement thereto (in each case including all exhibits thereto and all documents incorporated by reference therein) and such other documents as Purchaser may reasonably request, including in order to facilitate the disposition of the Registrable Securities beneficially owned by Purchaser or its affiliates;

(iii) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such U.S. jurisdiction(s) as Purchaser or any managing underwriter reasonably requests and do any and all other acts and things that may be necessary or reasonably advisable to enable Purchaser and each underwriter, if any, to consummate the disposition of Purchaser’s Registrable Securities in such jurisdiction(s); provided that the Company shall not be required to qualify generally to do business, subject itself to taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for its obligations pursuant to this Annex A;

(iv) use its reasonable best efforts to cause all Registrable Securities covered by any Registration Statement to be registered with or approved by such other Governmental Entities or self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable Purchaser to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

(v) promptly notify Purchaser and the managing underwriters of any Underwritten Offering:

(A) each time when the Registration Statement, any pre-effective amendment thereto, the prospectus or any prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

(B) of any oral or written comments by the SEC or of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus or for any additional information regarding Purchaser;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for any such purpose; and

(D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(vi) notify Purchaser participating in such registration, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event that would cause the prospectus included in such Registration Statement to contain an untrue statement of a material fact or to omit any fact necessary to make the statements made therein not misleading in light of the circumstances under which they were made, and, as promptly as reasonably practicable, prepare, file with the SEC and furnish to Purchaser a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(vii) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, any order suspending or preventing the use of any related prospectus or any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, use its reasonable best efforts to promptly obtain the withdrawal or lifting of any such order or suspension;

(viii) not file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, that refers to Purchaser by name or otherwise identifies Purchaser as the holder of any securities of the Company without the consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), unless and to the extent such disclosure is required by Law; provided that (A) Purchaser shall furnish to the Company in writing such information regarding itself and the distribution proposed by it as the Company may reasonably request for use in connection with a Registration Statement or prospectus and (B) Purchaser agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished to the Company by Purchaser or of the occurrence of any event that would cause the prospectus included in such Registration Statement to contain an untrue statement of a material fact regarding Purchaser or the distribution of such Registrable Securities or to omit to state any material fact regarding Purchaser or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances under which they were made and to furnish to the Company, as promptly as practicable, any additional information required to correct and update the information previously furnished by Purchaser such that such prospectus shall not contain any untrue statement of a material fact regarding Purchaser or the distribution of such Registrable Securities or omit to state a material fact regarding Purchaser or the distribution of such Registrable Securities necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(ix) cause such Registrable Securities to be listed on each securities exchange on which the relevant class of Registrable Securities is then listed or, if the relevant class of Registrable Securities is not then listed on any securities exchange, use its reasonable best efforts to cause the Registrable Securities to be listed on a national securities exchange selected by the Company;

(x) provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such Registration Statement and, a reasonable time before any proposed sale of Registrable Securities pursuant to a Registration Statement, provide the transfer agent with printed certificates for the Registrable Securities to be sold or evidence of proposed book-entry registration;

(xi) make available for inspection by Purchaser, any underwriter participating in any Underwritten Offering pursuant to such Registration Statement and any attorney, accountant or other agent retained by Purchaser or any underwriter, all corporate documents, financial and other records relating to the Company, its Subsidiaries, its controlled affiliates and their respective businesses reasonably requested by Purchaser or any underwriter, cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by Purchaser, any underwriter, attorney, accountant or agent in connection with such registration or offering and make senior management of the Company and the Company’s independent accountants available for customary due diligence and drafting sessions; provided that any Person gaining access to information or personnel of the Company pursuant to this subparagraph (xi) shall (A) reasonably cooperate with the Company to limit any resulting disruption to the Company’s business and (B) protect the confidentiality of any information regarding the Company which the Company determines in good faith to be confidential and of which determination such Person is notified, unless such information (1) is or becomes known to the public without a breach of this Annex A or this Agreement, (2) is or becomes available to such Person on a non-confidential basis from a source other than the Company, (3) is independently developed by such Person, (4) is requested or required by a deposition, interrogatory, request for information or documents by a Governmental Entity, subpoena or similar process or (5) is otherwise required to be disclosed by Law;

(xii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its shareholders, as soon as reasonably practicable, an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) covering the period of at least 12 months beginning with the first day of the Company’s first full fiscal quarter after the effective date (as defined in Rule 158) of the applicable Registration Statement for the purpose of the relevant offering, which requirement shall be deemed satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(xiii) take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(xiv) in the case of an Underwritten Offering of Registrable Securities, promptly incorporate in a supplement to the prospectus or a post-effective amendment to the Registration Statement such information as is reasonably requested by the managing underwriter(s) or Purchaser to be included therein, the purchase price for the securities to be paid by the underwriters and any other applicable terms of such Underwritten Offering, and promptly make all required filings of such supplement or post-effective amendment;

(xv) in the case of an Underwritten Offering of Registrable Securities, enter into such customary agreements (including underwriting agreements and lock-up agreements in customary form), use its reasonable best efforts to cause its directors and officers to enter into lock-up agreements in customary form and take all such other customary actions as Purchaser or the managing underwriter(s) of such offering reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities;

(xvi) furnish to Purchaser and each underwriter, if any, participating in an offering of Registrable Securities (A) (1) all legal opinions of outside counsel to the Company required to be included in the Registration Statement and (2) a written legal opinion and negative assurance letter of outside counsel to the Company, dated the closing date of the offering, in form and substance as is customarily given in opinions and negative assurance letters of outside counsel to the Company to underwriters in Underwritten Offerings; and (B) (1) obtain all consents of independent public accountants required to be included in the Registration Statement and (2) on the date of the applicable prospectus, on the effective date of any post-effective amendment to the Registration Statement and at the closing of the offering, dated the respective dates of delivery thereof, “comfort letters” signed by the Company’s independent public accountants and the accountants certifying any other financial statements included in such Registration Statement, in each case, in form and substance as is customarily given in accountants’ letters to underwriters in Underwritten Offerings;

(xvii) in the case of an Underwritten Offering of Registrable Securities, make senior management of the Company available, to the extent requested by the managing underwriter(s), to assist in the marketing of the Registrable Securities to be sold in such Underwritten Offering, including the participation of such members of senior management of the Company in “road show” presentations and other customary marketing activities, including “one-on-one” meetings with prospective purchasers of the Registrable Securities to be sold in such Underwritten Offering, and otherwise facilitate, cooperate with, and participate in such Underwritten Offering and customary selling efforts related thereto, in each case to the same extent as if the Company were engaged in a primary Underwritten Offering of its Common Stock; provided that the Company’s obligation to make senior management available for participation in “road show” presentations shall be limited to no more than two Underwritten Offerings during any 12-month period;

(xviii) cooperate with Purchaser to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement free of any restrictive legends and representing such number of Registrable Securities and registered in such names as Purchaser may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement; provided that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System or then-applicable procedures for book-entry only securities;

(xix) not later than the effective date of such Registration Statement, provide a CUSIP number for all Registrable Securities covered thereby and provide the applicable transfer agent with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company; provided that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System or then-applicable procedures for book-entry only securities; and

(xx) otherwise use its reasonable best efforts to take or cause to be taken all other actions necessary or reasonably advisable to effect the registration, marketing and sale of such Registrable Securities contemplated by this Annex A.

(h) The Company shall pay directly or promptly reimburse all costs, fees and expenses (other than underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and expenses of any counsel for Purchaser (“Selling Expenses”)) incident to the Company’s performance of or compliance with this Annex A. Purchaser shall bear its Selling Expenses associated with a registered sale of the Registrable Securities pursuant to this Annex A.

(i) Limitations on Subsequent Registration Rights. The Company shall not hereafter enter into any agreement with respect to its securities (i) that grants rights to any Person that have priority with respect to or (ii) that is inconsistent with or violates the rights granted to Purchaser in this Annex A.

(j) Piggyback Registration Rights.

(i) If the Company at any time proposes to file an Underwritten Offering Filing for an Underwritten Offering of shares of Common Stock for its own account or for the account of any other persons who have or have been granted registration rights (a “Piggyback Underwritten Offering”), it will give written notice of such Piggyback Underwritten Offering to Purchaser, which notice shall be held in strict confidence by Purchaser and shall include the anticipated filing date of the Underwritten Offering Filing and, if known, the number of shares of Common Stock that are proposed to be included in such Piggyback Underwritten Offering and the proposed timing and plan of distribution for such Piggyback Underwritten Offering, and of such Purchaser’s rights under this paragraph (j). Such notice shall be given promptly (and in any event at least five Business Days before the filing of the Underwritten Offering Filing). Purchaser shall then have five Business Days after the date on which Purchaser received notice pursuant to this paragraph (j) to request inclusion of Registrable Securities in the Piggyback Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by Purchaser). If no request for inclusion from Purchaser is received within such period, Purchaser shall have no further right to participate in such Piggyback Underwritten Offering. Subject to subparagraphs (iii) and (iv) below, the Company shall use its reasonable best efforts to include in the Piggyback Underwritten Offering all Registrable Securities that the Company has been so requested to include by Purchaser; provided, however, that if, at any time after giving written notice of a proposed Piggyback Underwritten Offering pursuant to this paragraph (j) and prior to the execution of an underwriting agreement or other contract for sale with respect thereto, the Company or such other Persons who have or have been granted registration rights, as applicable, shall determine for any reason not to proceed with or to delay such Piggyback Underwritten Offering, the Company shall give written notice of such determination to Purchaser (which Purchaser will hold in strict confidence) and (A) in the case of a determination not to proceed, shall be relieved of its obligation to include any Registrable Securities in such Piggyback Underwritten Offering (but not from any obligation of the Company to pay the registration expenses in connection therewith), and (B) in the case of a determination to delay, shall be permitted to delay inclusion of any Registrable Securities for the same period as the delay in including the shares of Common Stock to be sold for the Company’s account or for the account of such other Persons who have or have been granted registration rights, as applicable.

(ii) Purchaser shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggyback Underwritten Offering at any time prior to the execution of an underwriting agreement or other contract for sale with respect thereto by giving written notice to the Company, following which Purchaser shall no longer be entitled to participate in such Piggyback Underwritten Offering.

(iii) If a Piggyback Underwritten Offering is initiated as a primary Underwritten Offering on behalf of the Company and the managing underwriters advise the Company and Purchaser (if Purchaser has elected to include Registrable Securities in such Piggyback Underwritten Offering) that in their opinion the number of shares of Common Stock proposed to be included in such offering exceeds the number of shares of Common Stock which can be sold in such offering without materially jeopardizing the success of the offering (including the price per share of the shares of Common Stock proposed to be sold in such offering), the Company shall include in such Piggyback Underwritten Offering (A) first, the number of shares of Common Stock that the Company proposes to sell and (B) second, the number of shares of Common Stock requested to be included therein by Purchaser (or to the extent any Affiliate Transferee acquires any Registrable Securities in a transaction pursuant to paragraph (m) hereof and such Affiliate Transferee has elected to include Registrable Securities in such Piggyback Underwritten Offering, pro rata among Purchaser and all such Affiliate Transferees on the basis of the number of Registrable Securities requested to be included therein by all such holders or as such holders and the Company may otherwise agree).

(iv) If a Piggyback Underwritten Offering is initiated as an Underwritten Offering on behalf of a holder or holders of shares of Common Stock other than Purchaser, and the managing underwriters advise the Company that in their opinion the number of shares of Common Stock proposed to be included in such registration exceeds the number of shares of Common Stock which can be sold in such offering without materially jeopardizing the success of the offering (including the price per share of the shares of Common Stock to be sold in such offering), then the Company shall include in such Piggyback Underwritten Offering (A) first, the number of shares of Common Stock requested to be included therein by the holder(s) requesting such registration, (B) second, the number of shares of Common Stock requested to be included therein by other holders of shares of Common Stock including Purchaser or any Affiliate Transferees who acquire any Registrable Securities in a transaction pursuant to paragraph (m) hereof (if Purchaser or any such Affiliate Transferee has elected to include Registrable Securities in such Piggyback Underwritten Offering), pro rata among such other holders on the basis of the number of shares of Common Stock requested to be included therein by such other holders or as such other holders and the Company may otherwise agree and (C) third, the number of shares of Common Stock that the Company proposes to sell.

(v) If any Piggyback Underwritten Offering is a primary or secondary Underwritten Offering, the Company shall have the right to select the managing underwriter or underwriters to administer such offering.

(vi) Purchaser may not sell Registrable Securities in any Piggyback Underwritten Offering unless it (A) agrees to sell such Registrable Securities on the same basis provided in the underwriting or other distribution arrangements approved by the Company and, in the case of a Piggyback Underwritten Offering that is initiated as an Underwritten Offering on behalf of holder(s) other than Purchaser, such other holder(s), and that apply to the Company and/or any other holders involved in such Piggyback Underwritten Offering and (B) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups (it being agreed that Purchaser shall not be required to enter into any lockup unless the Company and each other participant in such Piggyback Underwritten Offering enter into a lockup of equal duration and providing for a pro rata release to Purchaser if any other Person is released from its lockup) and other documents required under the terms of such arrangements.

(k) Indemnification.

(i) The Company shall indemnify, to the fullest extent permitted by Law, Purchaser and each Person who controls Purchaser (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several (collectively, “Registration Statement Losses”), that arise out of, or are based upon, (A) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (B) any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto), any free writing prospectus or any road show (as defined in Rule 433(h) under the Securities Act) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to Purchaser furnished to the Company in writing by Purchaser expressly for use therein. In connection with an Underwritten Offering in which Purchaser participates conducted pursuant to a registration effected hereunder, the Company shall indemnify each participating underwriter and each Person who controls such underwriter (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of Purchaser.

(ii) In connection with any Registration Statement in which Purchaser is participating, Purchaser shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or prospectus, or amendment or supplement thereto, and shall indemnify, to the same extent as the indemnity set forth in paragraph (i) above, (A) the Company, its officers and directors and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and (B) each participating underwriter, if any, and each Person who controls such underwriter (within the meaning of the Securities Act or the Exchange Act) but only with respect to any Registration Statement Losses that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to Purchaser furnished to the Company in writing by Purchaser expressly for use in any Registration Statement (or any amendment or supplement thereto), any prospectus (or any amendment or supplement thereto), any free writing prospectus or any road show (as defined in Rule 433(h) under the Securities Act); provided, however, that the liability of Purchaser pursuant to this paragraph (ii) and paragraph (v) below shall be limited to the net proceeds received by Purchaser from the sale of Registrable Securities in the relevant transaction (less the aggregate amount of any damages or contribution amounts which Purchaser has otherwise been required to pay in respect of such Registration Statement Loss or any substantially similar Registration Statement Loss arising from the sale of such Registrable Securities).

(iii) Any Person entitled to indemnification hereunder shall (A) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (B) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. Failure so to notify the indemnifying Person shall not relieve it from any liability that it may have to an indemnified Person except to the extent that the indemnifying Person is materially and adversely prejudiced thereby. The indemnifying Person shall not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). An indemnifying Person who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local counsel) for all Persons indemnified (hereunder or otherwise) by such indemnifying Person with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any indemnified Person there may be one or more legal or equitable defenses available to such indemnified Person which are in addition to or may conflict with those available to the indemnifying Person or another indemnified Person with respect to such claim, in which case such maximum number of counsel for all indemnified Persons shall be two rather than one. If an indemnifying Person is entitled to, and elects to, assume the defense of a claim, the indemnified Person shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying Person shall not be obligated to reimburse the indemnified Person for the costs thereof. An indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, such indemnifying Person agrees to indemnify each indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified Person shall have requested that an indemnifying Person reimburse such indemnified Person for fees and expenses of counsel as contemplated by this paragraph (k), such indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (1) such settlement is entered into more than 30 days after receipt by such indemnifying Person of such request and (2) such indemnifying Person shall not have reimbursed the indemnified Person in accordance with such request prior to the date of such settlement. No indemnifying Person shall, without the written consent of each indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified Person is or could have been a party and indemnification could have been sought hereunder by such indemnified Person, unless such settlement (x) includes an unconditional release of such indemnified Person, in form and substance reasonably satisfactory to such indemnified Person, from all liability on claims that are the subject matter of such proceeding, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified Person and (z) does not involve the imposition of equitable remedies or the imposition of any obligations on any indemnified Person or adversely affect such indemnified Person.

(iv) The indemnification provided for in this Annex A shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling person of such indemnified Person and shall survive the transfer of any Registrable Securities by Purchaser.

(v) If the indemnification provided for in or pursuant to this paragraph (k) is held by a court to be unavailable or unenforceable in respect of any Registration Statement Losses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such Registration Statement Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other in connection with the statements or omissions which result in such Registration Statement Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The remedies provided for in this paragraph (k) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified Person at law or in equity. No indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

(vi) To the extent that Purchaser is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that (A) the indemnification and contribution provisions contained in this paragraph (k) shall be applicable to the benefit of Purchaser in its role as deemed underwriter in addition to its capacity as a holder of the Registrable Securities and (B) Purchaser and its representatives shall be entitled to conduct the due diligence which would normally be conducted in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.

(vii) Indemnification similar to that specified in the preceding provisions of this paragraph (k) (with appropriate modifications) shall be given by the Company and Purchaser with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

(l) The Company shall file the reports required to be filed by it under the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of Purchaser, make publicly available such information so long as necessary to permit sales of Registrable Securities pursuant to Rule 144), and it will take such further action as Purchaser may reasonably request, all to the extent required from time to time to enable Purchaser to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of Purchaser, the Company will deliver to Purchaser a written statement as to whether it has complied with such requirements and, if not, the specific requirements with which it did not so comply.

(m) Transfers of Rights. If Purchaser transfers any rights to an affiliate of Purchaser in accordance with the Agreement (an “Affiliate Transferee”), such Affiliate Transferee shall, together with all other such Affiliate Transferees and Purchaser, also have the rights of Purchaser under this Annex A, but only if such Affiliate Transferee signs and delivers to the Company a written acknowledgment (in form and substance reasonably satisfactory to the Company) that it agrees to be bound by and subject to the terms and conditions of this Annex A and has assumed the rights and obligations of Purchaser under this Annex with respect to the rights transferred to it by Purchaser. Each such transfer shall be effective when (but only when) the Affiliate Transferee has signed and delivered such written acknowledgment to the Company. Upon any such transfer, the Affiliate Transferee shall automatically have the rights so transferred, and Purchaser’s obligations under this Annex A, and the rights not so transferred, shall continue. Notwithstanding any other provision of this Annex A, no Person who acquires securities of the Company transferred in violation of the Agreement, or who acquires securities of the Company that are not or upon acquisition cease to be Registrable Securities, shall have any rights under this Annex A with respect to such securities, and such securities shall not have the benefits afforded hereunder to Registrable Securities.

(n) As used herein:

(i) “Registrable Securities” means, at any time, (A) the Shares, (B) any other securities of the Company acquired by Purchaser, including pursuant to Section 4.5 of this Agreement, and (C) any securities issued by the Company after the date of the Agreement in respect of the First Closing Shares, the Second Closing Shares or any securities referred to in the foregoing subclause (B) by way of reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or any similar event with respect to the Company’s capitalization, but excluding (D) any and all First Closing Shares and Second Closing Shares and other securities referred to in clauses (A), (B) or (C) that at any time after the date of the Agreement (1) have been sold pursuant to an effective registration statement or Rule 144 under the Securities Act or (2) are not outstanding.

(ii) “Underwritten Offering” means a registered offering in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public.

(iii) “Underwritten Offering Filing” means (A) with respect to an Underwritten Shelf Takedown, a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to the Shelf Registration Statement relating to such Underwritten Shelf Takedown and (B) with respect to a Piggyback Underwritten Offering, (1) a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to an effective shelf Registration Statement (other than the Shelf Registration Statement) in which Registrable Securities could be included and Purchaser could be named as a selling security holder without the filing of a post-effective amendment thereto (other than a post-effective amendment that becomes effective upon filing) or (2) a Registration Statement (other than the Shelf Registration Statement), in each case relating to such Piggyback Underwritten Offering.

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